Filed Pursuant to Rule 433
                                                         File No.: 333-130694-27


--------------------------------------------------------------------------------
MORGAN STANLEY                                                  April 24th, 2007
Securitized Products Group    [MORGAN STANLEY LOGO]
--------------------------------------------------------------------------------

                                   Term Sheet

                                  $928,560,000
                                  Approximately

                        Morgan Stanley ABS Capital I Inc.
                                 Series 2007-NC2

                       Mortgage Pass-Through Certificates

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE
This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/1030442/000090514806002120/
efc6-1020_forms3a.txt

                   IMPORTANT NOTICE RELATING TO AUTOMATICALLY
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generated as a result of these materials having been sent via Bloomberg or another email system.

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MORGAN STANLEY                                                  April 24th, 2007
Securitized Products Group    [MORGAN STANLEY LOGO]
--------------------------------------------------------------------------------

                           Approximately $928,560,000
                Morgan Stanley ABS Capital I Inc. Series 2007-NC2

                        Morgan Stanley ABS Capital I Inc.
                                    Depositor

                     Wells Fargo Bank, National Association
                  Master Servicer and Securities Administrator

                       Countrywide Home Loans Servicing LP
                          Saxon Mortgage Services, Inc.
                                    Servicers

                             Transaction Highlights
                             ----------------------


                           Original     Expected                   Modified
                             Class      Ratings                   Duration To                           Initial
Certificate               Certificate    (S&P/     Avg Life To    Call(1)(3)/    Payment Window To   Subordination
  Classes    Description   Balance(4)   Moody's)  Call(1)/Mty(2)  Mty (2)(3)     Call(1) / Mty(2)        Level       Benchmark
-------------------------------------------------------------------------------------------------------------------------------
    A-1        Floater     96,707,000   AAA/Aaa                          Not Offered                     25.75%     1 Mo. LIBOR
  A-2fpt       Floater    200,000,000   AAA/Aaa                       Not Offered Hereby                 25.75%     1 Mo. LIBOR
   A-2a        Floater    227,615,000   AAA/Aaa    0.80 / 0.80    0.77 / 0.77    1 - 21 / 1 - 21         25.75%     1 Mo. LIBOR
   A-2b        Floater     59,395,000   AAA/Aaa                       Not Offered Hereby                 25.75%     1 Mo. LIBOR
   A-2c        Floater    146,350,000   AAA/Aaa    3.50 / 3.50    3.12 / 3.12   28 - 71 / 28 - 71        25.75%     1 Mo. LIBOR
   A-2d        Floater     72,528,000   AAA/Aaa    8.04 / 8.83    6.33 / 6.73  71 - 115 / 71 - 197       25.75%     1 Mo. LIBOR
    M-1        Floater     47,020,000   AA+/Aa1    5.47 / 5.72    4.55 / 4.68  45 - 115 / 45 - 176       21.40%     1 Mo. LIBOR
    M-2        Floater     47,021,000    AA/Aa2    5.36 / 5.59    4.45 / 4.57  42 - 115 / 42 - 169       17.05%     1 Mo. LIBOR
    M-3        Floater     22,159,000   AA-/Aa3    5.31 / 5.52    4.38 / 4.49  41 - 115 / 41 - 161       15.00%     1 Mo. LIBOR
    M-4        Floater     19,997,000    A+/A1     5.29 / 5.49    4.28 / 4.38  40 - 115 / 40 - 156       13.15%     1 Mo. LIBOR
    M-5        Floater     19,457,000     A/A2     5.26 / 5.45    4.24 / 4.32  40 - 115 / 40 - 151       11.35%     1 Mo. LIBOR
    M-6        Floater     17,835,000    A-/A3     5.25 / 5.41    4.16 / 4.23  39 - 115 / 39 - 146        9.70%     1 Mo. LIBOR
    B-1        Floater     18,376,000  BBB+/Baa1                      Not Offered Hereby                  8.00%     1 Mo. LIBOR
    B-2        Floater     15,133,000   BBB/Baa2                      Not Offered Hereby                  6.60%     1 Mo. LIBOR
    B-3        Floater     15,674,000  BBB-/Baa3                      Not Offered Hereby                  5.15%     1 Mo. LIBOR
-------------------------------------------------------------------------------------------------------------------------------

Notes:      (1)   Certificates are priced to the 5% Optional Clean-up Call.
------      (2)   Based on the pricing prepayment speed. See details below.
            (3)   Assumes pricing at par.
            (4)   Class sizes subject to a variance of plus or minus 5%.

Issuing Entity:                       Morgan Stanley ABS Capital I Inc. Trust
                                      2007-NC2.

Depositor:                            Morgan Stanley ABS Capital I Inc.

Original Loan Seller:                 NC Capital Corporation

Master Servicer:                      Wells Fargo Bank, National Association

Servicers:                            Countrywide Home Loans Servicing LP
                                      (50.64%) and Saxon Mortgage Services, Inc.
                                      (49.36%).

Swap Provider and Cap Provider:       Morgan Stanley Capital Services Inc.

Trustee:                              Deutsche Bank National Trust Company

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Securities and Swap Administrator:    Wells Fargo Bank, National Association

Manager:                              Morgan Stanley & Co. Incorporated.

Rating Agencies:                      Standard & Poor's Ratings Service, and
                                      Moody's Investors Service, Inc.

LIBOR Certificates:                   The Class A-1, A-2fpt, A-2a, A-2b, A-2c,
                                      A-2d, M-1, M-2, M-3, M-4, M-5, M-6, B-1,
                                      B-2 and B-3 Certificates.

Class A Certificates:                 The Class A-1, A-2fpt, A-2a, A-2b, A-2c
                                      and A-2d Certificates.

Group I Class A Certificates:         The Class A-1 Certificates.

Group II Class A Certificates:        The Class A-2fpt, Class A-2a, Class A-2b,
                                      Class A-2c and Class A-2d Certificates.

Group II Class A Front Sequential     The Class A-2a and Class A-2b
Certificates:                         Certificates.

Group II Class A Front Pass-Through   The Class A-2fpt Certificates.
Certificates:

Group II Class A Front Certificates:  The Class A-2fpt, Class A-2a and Class
                                      A-2b Certificates.

Class A Certificate Group:            The Group I Class A Certificates and Group
                                      II Class A Certificates, as applicable.

Expected Closing Date:                May 3, 2007 through DTC and Euroclear or
                                      Clearstream. The Certificates will be sold without accrued interest.

Cut-off Date:                         April 1, 2007.

Distribution Dates:                   The 25th of each month, or if such day is
                                      not a business day, on the next business day, beginning May 25, 2007.

Final Scheduled Distribution Date:    For all LIBOR Certificates, the
                                      Distribution Date occurring in February
                                      2037.

Minimum Denomination:                 The LIBOR Certificates will be issued and
                                      available in denominations of $25,000
                                      initial principal balance and integral
                                      multiples of $1 in excess of $25,000.

Due Period:                           For any Distribution Date, the period
                                      commencing on the second day of the
                                      calendar month preceding the month in
                                      which that Distribution Date occurs and
                                      ending on the first day of the calendar
                                      month in which that Distribution Date
                                      occurs.

Interest Accrual Period:              The interest accrual period for the LIBOR
                                      Certificates with respect to any
                                      Distribution Date will be the period
                                      beginning with the previous Distribution
                                      Date (or, in the case of the first
                                      Distribution Date, the Closing Date) and ending on the day prior to the current
                                      Distribution Date (on an actual/360 day
                                      count basis).

The Mortgage Loans:                   The Trust will consist of approximately
                                      $1,080.9 million of adjustable- and
                                      fixed-rate subprime residential,
                                      first-lien and second-lien mortgage loans.

Group I Mortgage Loans:               Approximately $130.2 million of Mortgage
                                      Loans with original principal balances
                                      that conform to the original principal
                                      balance limits for one- to four-family
                                      residential mortgage loan guidelines for purchase by Fannie Mae and Freddie Mac.

Group II Mortgage Loans:              Approximately $950.7 million of Mortgage
                                      Loans with original principal balances
                                      that may or may not conform to the
                                      original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae and Freddie Mac.

Pricing Prepayment Speed:             o Fixed Rate Mortgage Loans: CPR starting
                                      at approximately 4% CPR in month 1 and
                                      increasing to 23% CPR in month 16 (19%/15 increase for each month), and remaining at 23% CPR thereafter

                                      o ARM Mortgage Loans: 28% CPR

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Credit Enhancement:                   The LIBOR Certificates are credit enhanced
                                      by:

                                      1)    Net monthly excess cashflow from the
                                            Mortgage Loans after taking into
                                            account certain payments received or
                                            paid by the trust pursuant to the
                                            interest rate swap agreement,
                                      2)    5.15% overcollateralization (funded
                                            upfront). On and after the Stepdown
                                            Date, so long as a Trigger Event is
                                            not in effect, the required
                                            overcollateralization will equal
                                            10.30% of the aggregate stated
                                            principal balance of the Mortgage
                                            Loans as of the last day of the
                                            applicable Due Period, subject to a
                                            0.50% floor, based on the aggregate
                                            stated principal balance of the
                                            Mortgage Loans as of the Cut-off
                                            Date, and
                                      3)    Subordination of distributions on
                                            the more subordinate classes of
                                            certificates (if applicable) to the
                                            required distributions on the more
                                            senior classes of certificates.

Senior Enhancement Percentage:        For any Distribution Date, the percentage
                                      obtained by dividing (x) the aggregate
                                      Class Certificate Balance of the
                                      subordinate certificates (together with
                                      any overcollateralization and taking into account the distributions of the Principal
                                      Distribution Amount and all payments of
                                      principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period.

Stepdown Date:                        The later to occur of:

                                      (x)   The earlier of:
                                            (a)     The Distribution Date
                                                    occurring in May 2010; and
                                            (b)     The Distribution Date
                                                    following the Distribution
                                                    Date on which the aggregate
                                                    balance of the Class A
                                                    Certificates is reduced to
                                                    zero; and
                                      (y)   The first Distribution Date on which
                                            the Senior Enhancement Percentage
                                            (calculated for this purpose only
                                            after taking into account payments
                                            of principal on the Mortgage Loans
                                            on the last day of the related Due
                                            Period but prior to principal
                                            distributions to the certificates on
                                            the applicable Distribution Date) is
                                            greater than or equal to
                                            approximately 51.50%.

Trigger Event:                        Either a Delinquency Trigger Event or a
                                      Cumulative Loss Trigger Event.

Delinquency Trigger Event:            A Delinquency Trigger Event is in effect
                                      on any Distribution Date if on that
                                      Distribution Date the 60 Day+ Rolling
                                      Average (the rolling 3 month average
                                      percentage of Mortgage Loans that are 60 or more days delinquent, including
                                      Mortgage Loans in foreclosure and Mortgage
                                      Loans related to REO Property) equals or exceeds a given percentage of the prior period's Enhancement Percentage to the bond specified below:

                                      Class A Certificates remain outstanding   31.00% of the Senior Enhancement Percentage

                                      On and after Class A pays off             37.38% of the Class M-1 Enhancement Percentage

Cumulative Loss Trigger Event:        A Cumulative Loss Trigger Event is in
                                      effect on any Distribution Date if the
                                      aggregate amount of Realized Losses
                                      incurred since the Cut-off Date through
                                      the last day of the related Prepayment
                                      Period divided by the aggregate stated
                                      principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable cumulative loss percentages described below with respect to such Distribution
                                      Date:

                                      Months 25- 36           1.650% for the first month, plus an additional 1/12th of 2.050% for each month thereafter (e.g., 2.675% in Month 31)

                                      Months 37- 48           3.700% for the first month, plus an additional 1/12th of 2.100% for each month thereafter (e.g., 4.750% in Month 43)

                                      Months 49- 60           5.800% for the first month, plus an additional 1/12th of 1.700% for each month thereafter (e.g., 6.650% in Month 55)

                                      Months 61- 72           7.500% for the first month, plus an additional 1/12th of 0.900% for each month thereafter (e.g., 7.950% in Month 67)

                                      Months 73- 84           8.400% for the first month, plus an additional 1/12th of 0.050% for each month thereafter (e.g., 8.425% in Month 79)

                                      Months 85- thereafter   8.450%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Initial Subordination Percentage:     Class A:     25.75%
                                      Class M-1:   21.40%
                                      Class M-2:   17.05%
                                      Class M-3:   15.00%
                                      Class M-4:   13.15%
                                      Class M-5:   11.35%
                                      Class M-6:    9.70%
                                      Class B-1:    8.00%
                                      Class B-2:    6.60%
                                      Class B-3:    5.15%

Optional Clean-up Call:               When the current aggregate stated
                                      principal balance of the Mortgage Loans is less than or equal to 5% of the aggregate stated principal balance of the Mortgage
                                      Loans as of the Cut-off Date.

Step-up Coupons:                      For all LIBOR Certificates the coupon will
                                      increase after the Optional Clean-up Call date, should the call not be exercised.
                                      The applicable fixed margin will increase by 2x on the Class A Certificates and by 1.5x on all other Certificates after the first Distribution Date on which the Optional Clean-up Call is exercisable.

Group I Class A Certificates          The Class A-1 Certificates will accrue
Pass-Through Rate:                    interest at a variable rate equal to the
                                      least of (i) one-month LIBOR plus [] bps
                                      ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group I Cap and (iii) the WAC Cap.

Group II Class A Certificates         The Class A-2fpt, A-2a, A-2b, A-2c and
Pass-Through Rate:                    A-2d Certificates will accrue interest at
                                      a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable),
                                      (ii) the Loan Group II Cap and (iii) the
                                      WAC Cap.

Class M-1 Pass-Through Rate:          The Class M-1 Certificates will accrue
                                      interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                      ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-2 Pass-Through Rate:          The Class M-2 Certificates will accrue
                                      interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                      ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-3 Pass-Through Rate:          The Class M-3 Certificates will accrue
                                      interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                      ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-4 Pass-Through Rate:          The Class M-4 Certificates will accrue
                                      interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                      ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-5 Pass-Through Rate:          The Class M-5 Certificates will accrue
                                      interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                      ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-6 Pass-Through Rate:          The Class M-6 Certificates will accrue
                                      interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                      ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-1 Pass-Through Rate:          The Class B-1 Certificates will accrue
                                      interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                      ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-2 Pass-Through Rate:          The Class B-2 Certificates will accrue
                                      interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                      ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-3 Pass-Through Rate:          The Class B-3 Certificates will accrue
                                      interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                      ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

WAC Cap: For any Distribution Date, the weighted average of the interest rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Loan Group I Cap:                     For any Distribution Date, the weighted
                                      average of the interest rates for each
                                      Group I Mortgage Loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due
                                      Period less the Swap Payment Rate,
                                      adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest
                                      Accrual Period.

Loan Group II Cap:                    For any Distribution Date, the weighted
                                      average of the interest rates for each
                                      Group II Mortgage Loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due
                                      Period less the Swap Payment Rate,
                                      adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest
                                      Accrual Period.

Swap Payment Rate:                    For any Distribution Date, a fraction, the
                                      numerator of which is any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than any Defaulted
                                      Swap Termination Payment) for such
                                      Distribution Date and the denominator of which is the stated principal balance of the Mortgage Loans at the beginning of the related due period, multiplied by 12.

Interest Rate Cap:                    Beginning on the first Distribution Date,
                                      and for a period of 10 months thereafter, an Interest Rate Cap will be entered into by the trust for the benefit of the LIBOR
                                      Certificates.

                                      For its duration, the Interest Rate Cap
                                      pays the trust the product of (i) the
                                      excess, if any, of the then current
                                      one-month LIBOR rate over the cap strike rate (on an actual/360 day count basis) and (ii) the Interest Rate Cap Notional Balance as described on the schedule herein.

Interest Rate Cap Payment             Any payments from the Interest Rate Cap
Allocation:                           shall be available to pay any Basis Risk
                                      Carry Forward Amounts due to the LIBOR
                                      Certificates first pro rata by outstanding balance and then pro rata by any Basis
                                      Risk Carry Forward Amounts remaining
                                      outstanding.

Group I Class A Basis Risk Carry      As to any Distribution Date, the
Forward Amount:                       supplemental interest amount for each of
                                      the Group I Class A Certificates will
                                      equal the sum of:

                                      (i)   The excess, if any, of interest that
                                            would otherwise be due on such
                                            Certificates at the Group I Class A
                                            Certificates Pass-Through Rate
                                            (without regard to the Loan Group I
                                            Cap or WAC Cap) over interest due
                                            such Certificates at a rate equal to
                                            the lesser of the Loan Group I Cap
                                            or WAC Cap;
                                      (ii)  Any Group I Class A Basis Risk Carry
                                            Forward Amount remaining unpaid from
                                            prior Distribution Dates; and
                                      (iii) Interest on the amount in clause
                                            (ii) at the related Group I Class A
                                            Certificates Pass-Through Rate
                                            (without regard to the Loan Group I
                                            Cap or WAC Cap).

Group II Class A Basis Risk Carry     As to any Distribution Date, the
Forward Amount:                       supplemental interest amount for each of
                                      the Group II Class A Certificates will
                                      equal the sum of:

                                      (i)   The excess, if any, of interest that
                                            would otherwise be due on such
                                            Certificates at the Group II Class A
                                            Certificates Pass-Through Rate
                                            (without regard to the Loan Group II
                                            Cap or WAC Cap) over interest due
                                            such Certificates at a rate equal to
                                            the lesser of the Loan Group II Cap
                                            or WAC Cap;
                                      (ii)  Any Group II Class A Basis Risk
                                            Carry Forward Amount remaining
                                            unpaid from prior Distribution
                                            Dates; and
                                      (iii) Interest on the amount in clause
                                            (ii) at the related Group II Class A
                                            Certificates Pass-Through Rate
                                            (without regard to the Loan Group II
                                            Cap or WAC Cap).

Class M-1, M-2, M-3,                  As to any Distribution Date, the
M-4, M-5, M-6, B-1, B-2 and B-3       supplemental interest amount for each of
Basis Risk Carry Forward Amounts:     the Class M-1, M-2, M-3, M-4, M-5, M-6,
                                      B-1, B-2 and B-3 Certificates will equal the sum of:

                                      (i)   The excess, if any, of interest that
                                            would otherwise be due on such
                                            Certificates at such Certificates'
                                            applicable Pass-Through Rate
                                            (without regard to the WAC Cap) over
                                            interest due such Certificates at a
                                            rate equal to the WAC Cap;
                                      (ii)  Any Basis Risk Carry Forward Amount
                                            for such class remaining unpaid for
                                            such Certificate from prior
                                            Distribution Dates; and
                                      (iii) Interest on the amount in clause
                                            (ii) at the Certificates' applicable
                                            Pass-Through Rate (without regard to
                                            the WAC Cap).

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Interest Distributions on LIBOR       On each Distribution Date and after
Certificates:                         payments of servicing and trustee fees, if
                                      any, and other expenses, including any Net
                                      Swap Payments and any Swap Termination
                                      Payment owed to the Swap Provider, other than Defaulted Swap Termination Payments owed to the Swap Provider to the extent a Replacement Swap Provider Payment has not been made to the Swap Account, interest distributions from any remaining Interest
                                      Remittance Amount will be allocated as
                                      follows:

                                      (i)   the portion of the Interest
                                            Remittance Amount attributable to
                                            the Group I Mortgage Loans will be
                                            allocated according to the related
                                            Accrued Certificate Interest and any
                                            unpaid interest shortfall amounts
                                            for such class, as applicable,
                                            first, to the Group I Class A
                                            Certificates and second, pro rata,
                                            based on their respective
                                            entitlements to such amounts, to the
                                            Group II Class A Certificates;
                                      (ii)  the portion of the Interest
                                            Remittance Amount attributable to
                                            the Group II Mortgage Loans will be
                                            allocated according to the related
                                            Accrued Certificate Interest and any
                                            unpaid interest shortfall amounts
                                            for such class, as applicable,
                                            first, pro rata, based on their
                                            respective entitlements to such
                                            amounts, to the Group II Class A
                                            Certificates and second, to the
                                            Group I Class A Certificates;
                                      (iii) to the Class M-1 Certificates, its
                                            Accrued Certificate Interest;
                                      (iv)  to the Class M-2 Certificates, its
                                            Accrued Certificate Interest;
                                      (v)   to the Class M-3 Certificates, its
                                            Accrued Certificate Interest;
                                      (vi)  to the Class M-4 Certificates, its
                                            Accrued Certificate Interest;
                                      (vii) to the Class M-5 Certificates, its
                                            Accrued Certificate Interest;
                                      (viii)to the Class M-6 Certificates, its
                                            Accrued Certificate Interest;
                                      (ix)  to the Class B-1 Certificates, its
                                            Accrued Certificate Interest;
                                      (x)   to the Class B-2 Certificates, its
                                            Accrued Certificate Interest; and
                                      (xi)  to the Class B-3 Certificates, its
                                            Accrued Certificate Interest.

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
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                                     Page 7
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Principal Distributions on LIBOR      On each Distribution Date (a) prior to the
Certificates:                         Stepdown Date or (b) on which a Trigger
                                      Event is in effect, principal
                                      distributions from the Principal
                                      Distribution Amount will be allocated as follows:

                                      (i)   to the Swap Account, the sum of (x)
                                            all Net Swap Payments and (y) any
                                            Swap Termination Payment owed to the
                                            Swap Provider, other than Defaulted
                                            Swap Termination Payments owed to
                                            the Swap Provider to the extent a
                                            Replacement Swap Provider Payment
                                            has not been made to the Swap
                                            Account;
                                      (ii)  to the Class A Certificates,
                                            allocated between the Class A
                                            Certificates as described below,
                                            until the Class Certificate Balances
                                            have been reduced to zero;
                                      (iii) to the Class M-1 Certificates, until
                                            the Class Certificate Balance has
                                            been reduced to zero;
                                      (iv)  to the Class M-2 Certificates, until
                                            the Class Certificate Balance has
                                            been reduced to zero;
                                      (v)   to the Class M-3 Certificates, until
                                            the Class Certificate Balance has
                                            been reduced to zero;
                                      (vi)  to the Class M-4 Certificates, until
                                            the Class Certificate Balance has
                                            been reduced to zero;
                                      (vii) to the Class M-5 Certificates, until
                                            the Class Certificate Balance has
                                            been reduced to zero;
                                      (viii)to the Class M-6 Certificates,
                                            until the Class Certificate Balance
                                            has been reduced to zero;
                                      (ix)  to the Class B-1 Certificates, until
                                            the Class Certificate Balance has
                                            been reduced to zero;
                                      (x)   to the Class B-2 Certificates, until
                                            the Class Certificate Balance has
                                            been reduced to zero; and
                                      (xi)  to the Class B-3 Certificates, until
                                            the Class Certificate Balance has
                                            been reduced to zero.

                                      On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                                      (i)   to the Swap Account, the sum of (x)
                                            all Net Swap Payments and (y) any
                                            Swap Termination Payment owed to the
                                            Swap Provider, other than Defaulted
                                            Swap Termination Payments owed to
                                            the Swap Provider to the extent a
                                            Replacement Swap Provider Payment
                                            has not been made to the Swap
                                            Account;
                                      (ii)  to the Class A Certificates, the
                                            lesser of the remaining Principal
                                            Distribution Amount and the Class A
                                            Principal Distribution Amount,
                                            allocated between the Class A
                                            Certificates as described below,
                                            until the Class Certificate Balances
                                            thereof have been reduced to zero;
                                      (iii) to the Class M-1 Certificates, the
                                            lesser of the remaining Principal
                                            Distribution Amount and the Class
                                            M-1 Principal Distribution Amount,
                                            until the Class Certificate Balance
                                            thereof has been reduced to zero;
                                      (iv)  to the Class M-2 Certificates, the
                                            lesser of the remaining Principal
                                            Distribution Amount and the Class
                                            M-2 Principal Distribution Amount,
                                            until the Class Certificate Balance
                                            thereof has been reduced to zero;
                                      (v)   to the Class M-3 Certificates, the
                                            lesser of the remaining Principal
                                            Distribution Amount and the Class
                                            M-3 Principal Distribution Amount,
                                            until the Class Certificate Balance
                                            thereof has been reduced to zero;
                                      (vi)  to the Class M-4 Certificates, the
                                            lesser of the remaining Principal
                                            Distribution Amount and the Class
                                            M-4 Principal Distribution Amount,
                                            until the Class Certificate Balance
                                            thereof has been reduced to zero;
                                      (vii) to the Class M-5 Certificates, the
                                            lesser of the remaining Principal
                                            Distribution Amount and the Class
                                            M-5 Principal Distribution Amount,
                                            until the Class Certificate Balance
                                            thereof has been reduced to zero;
                                      (viii)to the Class M-6 Certificates, the
                                            lesser of the remaining Principal
                                            Distribution Amount and the Class
                                            M-6 Principal Distribution Amount,
                                            until the Class Certificate Balance
                                            thereof has been reduced to zero;
                                      (ix)  to the Class B-1 Certificates, the
                                            lesser of the remaining Principal
                                            Distribution Amount and the Class
                                            B-1 Principal Distribution Amount,
                                            until the Class Certificate Balance
                                            thereof has been reduced to zero;
                                      (x)   to the Class B-2 Certificates, the
                                            lesser of the remaining Principal
                                            Distribution Amount and the Class
                                            B-2 Principal Distribution Amount,
                                            until the Class Certificate Balance
                                            thereof has been reduced to zero;
                                            and
                                      (xi)  to the Class B-3 Certificates, the
                                            lesser of the remaining Principal
                                            Distribution Amount and the Class
                                            B-3 Principal Distribution Amount,
                                            until the Class Certificate Balance
                                            thereof has been reduced to zero.

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refer to important information and qualifications at the end of this material.
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                                     Page 8

Class A Principal Allocation:         Except as described below, the Group II
                                      Class A Certificates will receive
                                      principal as follows: the Class A-2c
                                      Certificates will not receive principal
                                      distributions until the Class Certificate
                                      Balance of the Group II Class A Front
                                      Certificates has been reduced to zero and the Class A-2d Certificates will not receive principal distributions until the
                                      Class Certificate Balance of the Class
                                      A-2c Certificates has been reduced to
                                      zero.

                                      The Group II Class A Front Certificates
                                      will receive principal as follows: the
                                      Group II Class A Front Sequential
                                      Certificates and the Group II Class A
                                      Front Pass-Through Certificates will
                                      receive principal pro rata. The Group II
                                      Class A Front Sequential Certificates will receive principal sequentially; the Class A-2b Certificates will not receive principal distributions until the Class Certificate Balance of the Class A-2a Certificates has been reduced to zero.

                                      All principal distributions to the holders of the Class A Certificates on any Distribution Date will be allocated concurrently between the Group I Class A Certificates, on the one hand, and the Group II Class A Certificates, on the other hand, based on the Class A Principal Allocation Percentage for the Group I Class A Certificates and the Group II Class A Certificates, as applicable.

                                      However, if the Class Certificate Balances of the Class A Certificates in either Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the holders of the Class A Certificates in the other Class A Certificate Group remaining outstanding, in accordance with the principal distribution allocations described herein, until their Class Certificate Balances have been reduced to zero. Any payments of principal to the Group I Class A Certificates will be made first from payments relating to the Group I Mortgage Loans, and any payments of principal to the Group II Class A Certificates will be made first from payments relating to the Group II Mortgage Loans.

                                      Notwithstanding the above, in the event
                                      that all subordinate classes, including
                                      the Class X certificates, have been
                                      reduced to zero, principal distributions to the Group II Class A Certificates will be distributed pro rata, based upon their respective Class Certificate Balances, to the Class A-2fpt, Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates.

Swap Payment Allocation:              For a given Class of Certificates
                                      outstanding, a pro rata share of the Net
                                      Swap Payment owed by the Swap Provider (if any), based on the outstanding Class
                                      Certificate Balance of that Class.

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refer to important information and qualifications at the end of this material.
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                                     Page 9

Swap Payment Priority:                All payments due under the interest rate
                                      swap agreement and any Swap Termination
                                      Payment pursuant to the swap agreement,
                                      including, without duplication, payments received by the trust as a result of entering into a replacement interest rate swap agreement (a Replacement Swap
                                      Provider Payment), will be deposited into the Swap Account, and allocated in the following order of priority:

                                      (i)   to pay any Net Swap Payment owed to
                                            the Swap Provider pursuant to the
                                            interest rate swap agreement;
                                      (ii)  to pay any Swap Termination Payment
                                            to the Swap Provider, other than a
                                            Defaulted Swap Termination Payment,
                                            owed to the Swap Provider for that
                                            distribution date;
                                      (iii) to the Class A-1, A-2fpt, A-2a,
                                            A-2b, A-2c and A-2d Certificates,
                                            Accrued Certificate Interest and
                                            unpaid interest shortfall amounts,
                                            on a pro rata basis, to the extent
                                            not yet paid;
                                      (iv)  to the Class M-1, M-2, M-3, M-4,
                                            M-5, M-6, B-1, B-2 and B-3
                                            Certificates, Accrued Certificate
                                            Interest and unpaid interest
                                            shortfall amounts, sequentially and
                                            in that order, to the extent not yet
                                            paid;
                                      (v)   to be paid as principal, in
                                            accordance with the principal
                                            distribution rules in effect for
                                            such Distribution Date, as needed to
                                            maintain the required
                                            overcollateralization;
                                      (vi)  concurrently, to the Class A-1,
                                            A-2fpt, A-2a, A-2b, A-2c and A-2d
                                            Certificates, any Basis Risk Carry
                                            Forward Amount for such Class up to
                                            the respective Swap Payment
                                            Allocation, to the extent not yet
                                            paid;
                                      (vii) sequentially, to the Class M-1, M-2,
                                            M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                            Certificates, any Basis Risk Carry
                                            Forward Amount for such Class up to
                                            the respective Swap Payment
                                            Allocation, to the extent not yet
                                            paid;
                                      (viii)concurrently, to the Class A
                                            Certificates, Class M Certificates
                                            and Class B Certificates, any unpaid
                                            Basis Risk Carry Forward Amount, pro
                                            rata based on need;
                                      (ix)  sequentially, to the Class M-1, M-2,
                                            M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                            Certificates, the allocated
                                            unreimbursed realized loss amount,
                                            to the extent not yet paid;
                                      (x)   to pay any Defaulted Swap
                                            Termination Payment to the Swap
                                            Provider for that distribution date;
                                            and
                                      (xi)  all remaining amounts to the holder
                                            of the Class X Certificates.

                                      In the event that the trust enters into a replacement interest rate swap agreement and the trust is entitled to receive a Replacement Swap Provider Payment, the trustee will be required to direct the replacement swap provider (or its guarantor) to make such Replacement Swap Provider Payment to the Swap Account. Notwithstanding the foregoing, any Replacement Swap Provider Payment will be made from the Swap Account to the Swap Provider (or its guarantor) immediately upon receipt of such payment, regardless of whether the date of receipt is a distribution date. If any Replacement Swap Provider Payment is made to an account other than the Swap Account, then any Replacement Swap Provider Payment will be required to be paid to the Swap Provider (or its guarantor) immediately upon receipt of such Replacement Swap Provider Payment by the trust, regardless of whether the date of receipt is a distribution date. The Swap Provider will have first priority to any Replacement Swap Provider Payment over the payment by the trust to certificateholders, the servicers, the trustee or any other person. If any such amount received from a replacement swap provider and paid to the Swap Provider is less than the full amount of a Swap Termination Payment owed to the Swap Provider, the remaining amount of the Swap Termination Payment will remain payable to the Swap Provider in accordance with the priority of payment described above.

                                      Notwithstanding the foregoing, in the
                                      event that the trust receives a Swap
                                      Termination Payment, and a successor Swap
                                      Provider cannot be obtained, then the
                                      Trustee will be required to deposit the
                                      Swap Termination Payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the Trustee will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a Swap Termination Payment for purposes of determining the distributions from the Swap Account until the final Distribution Date.

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Allocation of Net Monthly Excess      For any Distribution Date, any Net Monthly
Cashflow:                             Excess Cashflow shall be paid as follows:

                                      (i)    to the Class M-1 Certificates, the
                                             unpaid interest shortfall amount;
                                      (ii)   to the Class M-1 Certificates, the
                                             allocated unreimbursed realized
                                             loss amount;
                                      (iii)  to the Class M-2 Certificates, the
                                             unpaid interest shortfall amount;
                                      (iv)   to the Class M-2 Certificates, the
                                             allocated unreimbursed realized
                                             loss amount;
                                      (v)    to the Class M-3 Certificates, the
                                             unpaid interest shortfall amount;
                                      (vi)   to the Class M-3 Certificates, the
                                             allocated unreimbursed realized
                                             loss amount;
                                      (vii)  to the Class M-4 Certificates, the
                                             unpaid interest shortfall amount;
                                      (viii) to the Class M-4 Certificates, the
                                             allocated unreimbursed realized
                                             loss amount;
                                      (ix)   to the Class M-5 Certificates, the
                                             unpaid interest shortfall amount;
                                      (x)    to the Class M-5 Certificates, the
                                             allocated unreimbursed realized
                                             loss amount;
                                      (xi)   to the Class M-6 Certificates, the
                                             unpaid interest shortfall amount;
                                      (xii)  to the Class M-6 Certificates, the
                                             allocated unreimbursed realized
                                             loss amount;
                                      (xiii) to the Class B-1 Certificates, the
                                             unpaid interest shortfall amount;
                                      (xiv)  to the Class B-1 Certificates, the
                                             allocated unreimbursed realized
                                             loss amount;
                                      (xv)   to the Class B-2 Certificates, the
                                             unpaid interest shortfall amount;
                                      (xvi)  to the Class B-2 Certificates, the
                                             allocated unreimbursed realized
                                             loss amount;
                                      (xvii) to the Class B-3 Certificates, the
                                             unpaid interest shortfall amount;
                                      (xviii)to the Class B-3 Certificates, the
                                             allocated unreimbursed realized
                                             loss amount;
                                      (xix)  concurrently, any Group I Class A
                                             Basis Risk Carry Forward Amount to
                                             the Group I Class A Certificates,
                                             and any Group II Class A Basis Risk
                                             Carry Forward Amount to the Group
                                             II Class A Certificates; and
                                      (xx)   sequentially, to Classes M-1, M-2,
                                             M-3, M-4, M-5, M-6, B-1, B-2 and
                                             B-3 Certificates, in such order,
                                             any Basis Risk Carry Forward Amount
                                             for such classes.

Interest Remittance Amount:           For any Distribution Date, the portion of
                                      available funds for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued Certificate Interest:         For any Distribution Date and each class
                                      of Certificates, equals the amount of
                                      interest accrued during the related
                                      interest accrual period on the related
                                      Class Certificate Balance immediately
                                      prior to such Distribution Date at the
                                      related Pass-Through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil Relief Act or similar state law allocated to such class.

Principal Distribution Amount:        On any Distribution Date, the sum of (i)
                                      the Basic Principal Distribution Amount
                                      and (ii) the Extra Principal Distribution
                                      Amount.

Basic Principal Distribution Amount:  On any Distribution Date, the excess of
                                      (i) the aggregate principal remittance
                                      amount over (ii) the Excess Subordinated
                                      Amount, if any.

Net Monthly Excess Cashflow:          For any Distribution Date is the amount of
                                      funds available for distribution on such Distribution Date remaining after making all distributions of interest and principal on the certificates.

Extra Principal Distribution Amount:  For any Distribution Date, the lesser of
                                      (i) the excess of (x) interest collected or advanced with respect to the Mortgage Loans with due dates in the related Due Period (less servicing and trustee fees and expenses), over (y) the sum of interest payable on the Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated Amount:           For any Distribution Date, means the
                                      excess, if any of (i) the
                                      overcollateralization over (ii) the
                                      required overcollateralization for such
                                      Distribution Date.

Class A Principal Allocation          For any Distribution Date, the percentage
Percentage:                           equivalent of a fraction, determined as
                                      follows: (i) in the case of the Group I
                                      Class A Certificates the numerator of
                                      which is (x) the portion of the principal remittance amount for such Distribution
                                      Date that is attributable to principal
                                      received or advanced on the Group I
                                      Mortgage Loans and the denominator of
                                      which is (y) the principal remittance
                                      amount for such Distribution Date and (ii) in the case of the Group II Class A
                                      Certificates, the numerator of which is
                                      (x) the portion of the principal
                                      remittance amount for such Distribution
                                      Date that is attributable to principal
                                      received or advanced on the Group II
                                      Mortgage Loans and the denominator of
                                      which is (y) the principal remittance
                                      amount for such Distribution Date.

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refer to important information and qualifications at the end of this material.
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                                     Page 11
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Class A Principal Distribution        For any Distribution Date, an amount equal
Amount:                               to the excess of (x) the aggregate Class
                                      Certificate Balance of the Class A
                                      Certificates immediately prior to such
                                      Distribution Date over (y) the lesser of
                                      (A) the product of (i) approximately
                                      48.50% and (ii) the aggregate stated
                                      principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $5,404,681.

Class M-1 Principal Distribution      For any Distribution Date, an amount equal
Amount:                               to the excess of (x) the sum of (i) the
                                      aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A
                                      Principal Distribution Amount on such
                                      Distribution Date) and (ii) the Class
                                      Certificate Balance of the Class M-1
                                      Certificates immediately prior to such
                                      Distribution Date over (y) the lesser of
                                      (A) the product of (i) approximately
                                      57.20% and (ii) the aggregate stated
                                      principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $5,404,681.

Class M-2 Principal Distribution      For any Distribution Date, an amount equal
Amount:                               to the excess of (x) the sum of (i) the
                                      aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A
                                      Principal Distribution Amount on such
                                      Distribution Date), (ii) the Class
                                      Certificate Balance of the Class M-1
                                      Certificates (after taking into account
                                      the payment of the Class M-1 Principal
                                      Distribution Amount on such Distribution
                                      Date) and (iii) the Class Certificate
                                      Balance of the Class M-2 Certificates
                                      immediately prior to such Distribution
                                      Date over (y) the lesser of (A) the
                                      product of (i) approximately 65.90% and
                                      (ii) the aggregate stated principal
                                      balance of the Mortgage Loans as of the
                                      last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage
                                      Loans as of the last day of the related
                                      Due Period over $5,404,681.

Class M-3 Principal Distribution      For any Distribution Date, an amount equal
Amount:                               to the excess of (x) the sum of (i) the
                                      aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A
                                      Principal Distribution Amount on such
                                      Distribution Date), (ii) the Class
                                      Certificate Balance of the Class M-1
                                      Certificates (after taking into account
                                      the payment of the Class M-1 Principal
                                      Distribution Amount on such Distribution
                                      Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Class
                                      Certificate Balance of the Class M-3
                                      Certificates immediately prior to such
                                      Distribution Date over (y) the lesser of
                                      (A) the product of (i) approximately
                                      70.00% and (ii) the aggregate stated
                                      principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $5,404,681.

Class M-4 Principal Distribution      For any Distribution Date, an amount equal
Amount:                               to the excess of (x) the sum of (i) the
                                      aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A
                                      Principal Distribution Amount on such
                                      Distribution Date), (ii) the Class
                                      Certificate Balance of the Class M-1
                                      Certificates (after taking into account
                                      the payment of the Class M-1 Principal
                                      Distribution Amount on such Distribution
                                      Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class
                                      Certificate Balance of the Class M-3
                                      Certificates (after taking into account
                                      the payment of the Class M-3 Principal
                                      Distribution Amount on such Distribution
                                      Date) and (v) the Class Certificate
                                      Balance of the Class M-4 Certificates
                                      immediately prior to such Distribution
                                      Date over (y) the lesser of (A) the
                                      product of (i) approximately 73.70% and
                                      (ii) the aggregate stated principal
                                      balance of the Mortgage Loans as of the
                                      last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage
                                      Loans as of the last day of the related
                                      Due Period over $5,404,681.

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refer to important information and qualifications at the end of this material.
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                                     Page 12
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Class M-5 Principal Distribution      For any Distribution Date, an amount equal
Amount:                               to the excess of (x) the sum of (i) the
                                      aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A
                                      Principal Distribution Amount on such
                                      Distribution Date), (ii) the Class
                                      Certificate Balance of the Class M-1
                                      Certificates (after taking into account
                                      the payment of the Class M-1 Principal
                                      Distribution Amount on such Distribution
                                      Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class
                                      Certificate Balance of the Class M-3
                                      Certificates (after taking into account
                                      the payment of the Class M-3 Principal
                                      Distribution Amount on such Distribution
                                      Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Class
                                      Certificate Balance of the Class M-5
                                      Certificates immediately prior to such
                                      Distribution Date over (y) the lesser of
                                      (A) the product of (i) approximately
                                      77.30% and (ii) the aggregate stated
                                      principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $5,404,681.

Class M-6 Principal Distribution      For any Distribution Date, an amount equal
Amount:                               to the excess of (x) the sum of (i) the
                                      aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A
                                      Principal Distribution Amount on such
                                      Distribution Date), (ii) the Class
                                      Certificate Balance of the Class M-1
                                      Certificates (after taking into account
                                      the payment of the Class M-1 Principal
                                      Distribution Amount on such Distribution
                                      Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class
                                      Certificate Balance of the Class M-3
                                      Certificates (after taking into account
                                      the payment of the Class M-3 Principal
                                      Distribution Amount on such Distribution
                                      Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class
                                      Certificate Balance of the Class M-5
                                      Certificates (after taking into account
                                      the payment of the Class M-5 Principal
                                      Distribution Amount on such Distribution
                                      Date) and (vii) the Class Certificate
                                      Balance of the Class M-6 Certificates
                                      immediately prior to such Distribution
                                      Date over (y) the lesser of (A) the
                                      product of (i) approximately 80.60% and
                                      (ii) the aggregate stated principal
                                      balance of the Mortgage Loans as of the
                                      last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage
                                      Loans as of the last day of the related
                                      Due Period over $5,404,681.

Class B-1 Principal Distribution      For any Distribution Date, an amount equal
Amount:                               to the excess of (x) the sum of (i) the
                                      aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A
                                      Principal Distribution Amount on such
                                      Distribution Date), (ii) the Class
                                      Certificate Balance of the Class M-1
                                      Certificates (after taking into account
                                      the payment of the Class M-1 Principal
                                      Distribution Amount on such Distribution
                                      Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class
                                      Certificate Balance of the Class M-3
                                      Certificates (after taking into account
                                      the payment of the Class M-3 Principal
                                      Distribution Amount on such Distribution
                                      Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class
                                      Certificate Balance of the Class M-5
                                      Certificates (after taking into account
                                      the payment of the Class M-5 Principal
                                      Distribution Amount on such Distribution
                                      Date), (vii) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Class Certificate Balance of the Class B-1
                                      Certificates immediately prior to such
                                      Distribution Date over (y) the lesser of
                                      (A) the product of (i) approximately
                                      84.00% and (ii) the aggregate stated
                                      principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $5,404,681.

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refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class B-2 Principal Distribution      For any Distribution Date, an amount equal
Amount:                               to the excess of (x) the sum of (i) the
                                      aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A
                                      Principal Distribution Amount on such
                                      Distribution Date), (ii) the Class
                                      Certificate Balance of the Class M-1
                                      Certificates (after taking into account
                                      the payment of the Class M-1 Principal
                                      Distribution Amount on such Distribution
                                      Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class
                                      Certificate Balance of the Class M-3
                                      Certificates (after taking into account
                                      the payment of the Class M-3 Principal
                                      Distribution Amount on such Distribution
                                      Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class
                                      Certificate Balance of the Class M-5
                                      Certificates (after taking into account
                                      the payment of the Class M-5 Principal
                                      Distribution Amount on such Distribution
                                      Date), (vii) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Class
                                      Certificate Balance of the Class B-1
                                      Certificates (after taking into account
                                      the payment of the Class B-1 Principal
                                      Distribution Amount on such Distribution
                                      Date) and (ix) the Class Certificate
                                      Balance of the Class B-2 Certificates
                                      immediately prior to such Distribution
                                      Date over (y) the lesser of (A) the
                                      product of (i) approximately 86.80% and
                                      (ii) the aggregate stated principal
                                      balance of the Mortgage Loans as of the
                                      last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage
                                      Loans as of the last day of the related
                                      Due Period over $5,404,681.

Class B-3 Principal Distribution      For any Distribution Date, an amount equal
Amount:                               to the excess of (x) the sum of (i) the
                                      aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A
                                      Principal Distribution Amount on such
                                      Distribution Date), (ii) the Class
                                      Certificate Balance of the Class M-1
                                      Certificates (after taking into account
                                      the payment of the Class M-1 Principal
                                      Distribution Amount on such Distribution
                                      Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class
                                      Certificate Balance of the Class M-3
                                      Certificates (after taking into account
                                      the payment of the Class M-3 Principal
                                      Distribution Amount on such Distribution
                                      Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class
                                      Certificate Balance of the Class M-5
                                      Certificates (after taking into account
                                      the payment of the Class M-5 Principal
                                      Distribution Amount on such Distribution
                                      Date), (vii) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Class
                                      Certificate Balance of the Class B-1
                                      Certificates (after taking into account
                                      the payment of the Class B-1 Principal
                                      Distribution Amount on such Distribution
                                      Date), (ix) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (x) the Class
                                      Certificate Balance of the Class B-3
                                      Certificates immediately prior to such
                                      Distribution Date over (y) the lesser of
                                      (A) the product of (i) approximately
                                      89.70% and (ii) the aggregate stated
                                      principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period over $5,404,681.

--------------------------------------------------------------------------------
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refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Allocation of Losses:                 If on any Distribution Date, after giving
                                      effect to all distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under "--Swap
                                      Payment Priority", the aggregate Class
                                      Certificate Balances of the LIBOR
                                      Certificates exceeds the aggregate stated principal balance of the mortgage loans for that Distribution Date, the Class
                                      Certificate Balance of the applicable
                                      Class M or Class B certificates will be
                                      reduced, in inverse order of seniority
                                      (beginning with the Class B-3
                                      certificates) by an amount equal to that excess, until that Class Certificate
                                      Balance is reduced to zero. This reduction of a Class Certificate Balance for Realized Losses is referred to as an "Applied Realized Loss Amount." In the event Applied Realized Loss Amounts are allocated to any class of certificates, its Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry Forward
                                      Amounts on the amounts written down on
                                      that Distribution Date or any future
                                      Distribution Dates, even if funds are
                                      otherwise available for distribution.
                                      Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized
                                      Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable class of Subordinated
                                      Certificates for the related Distribution
                                      Date). Any Subsequent Recovery that is
                                      received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal
                                      Remittance Amount for the related
                                      Distribution Date.

Trust Tax Status:                     Portions of the trust will be treated as
                                      multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes.

                                      The LIBOR Certificates will represent
                                      regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

ERISA Eligibility:                    The Offered Certificates are expected to
                                      be ERISA eligible. Plan fiduciaries should note the additional representations deemed to be made because of the interest rate swap agreement, which will be described under "ERISA Considerations" in the free writing prospectus supplement and the prospectus supplement for the Morgan
                                      Stanley ABS Capital I Inc. Trust 2007-NC2 transaction.

SMMEA Eligibility:                    None of the Offered Certificates will be
                                      SMMEA eligible.

Registration Statement and            This term sheet does not contain all
Prospectus:                           information that is required to be
                                      included in a registration statement, or in a base prospectus and prospectus supplement.

                                      The Depositor has filed a registration
                                      statement (including a prospectus) with
                                      the SEC for the offering to which this
                                      communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

                                      The registration statement referred to
                                      above (including the prospectus) is
                                      incorporated in this term sheet by
                                      reference and may be accessed by clicking on the following hyperlink:

                                      http://www.sec.gov/Archives/edgar/data/
                                      1030442/000090514806002120/
                                      efc6-1020_forms3a.txt

Risk Factors:                         PLEASE SEE "RISK FACTORS" IN THE
                                      PROSPECTUS INCLUDED IN THE REGISTRATION
                                      STATEMENT AND IN THE FREE WRITING
                                      PROSPECTUS SUPPLEMENT AND THE PROSPECTUS
                                      SUPPLEMENT FOR MORGAN STANLEY ABS CAPITAL
                                      I INC. TRUST 2007-NC2 TRANSACTION REFERRED
                                      FOR A DESCRIPTION OF INFORMATION THAT
                                      SHOULD BE CONSIDERED IN CONNECTION WITH AN
                                      INVESTMENT IN THE LIBOR CERTIFICATES.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Static Pool Information:              Information concerning the sponsor's prior
                                      residential mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/ institutional/abs_spi/Subprime.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity

To CALL


        PPC (%)                       50            60           75            100           125           150           175
-------------------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                    4.96          4.15         3.31          2.38          1.63          1.12          0.92
        First Payment Date         5/25/2007    5/25/2007     5/25/2007     5/25/2007     5/25/2007     5/25/2007     5/25/2007
        Expected Final Maturity    7/25/2026    7/25/2023     4/25/2020    11/25/2016     9/25/2014     1/25/2010     7/25/2009
        Window                      1 - 231      1 - 195       1 - 156       1 - 115       1 - 89        1 - 33        1 - 27
-------------------------------------------------------------------------------------------------------------------------------
A-2fpt  WAL (yrs)                    2.19          1.81         1.44          1.05          0.82          0.66          0.55
        First Payment Date         5/25/2007    5/25/2007     5/25/2007     5/25/2007     5/25/2007     5/25/2007     5/25/2007
        Expected Final Maturity    5/25/2012    7/25/2011     8/25/2010     8/25/2009     2/25/2009    10/25/2008     7/25/2008
        Window                      1 - 61        1 - 51       1 - 40        1 - 28        1 - 22        1 - 18        1 - 15
-------------------------------------------------------------------------------------------------------------------------------
 A-2a   WAL (yrs)                    1.66          1.38         1.09          0.80          0.63          0.51          0.42
        First Payment Date         5/25/2007    5/25/2007     5/25/2007     5/25/2007     5/25/2007     5/25/2007     5/25/2007
        Expected Final Maturity   11/25/2010    4/25/2010     8/25/2009     1/25/2009     8/25/2008     5/25/2008     3/25/2008
        Window                      1 - 43        1 - 36       1 - 28        1 - 21        1 - 16        1 - 13        1 - 11
-------------------------------------------------------------------------------------------------------------------------------
 A-2b   WAL (yrs)                    4.22          3.49         2.75          2.00          1.55          1.25          1.03
        First Payment Date        11/25/2010    4/25/2010     8/25/2009     1/25/2009     8/25/2008     5/25/2008     3/25/2008
        Expected Final Maturity    5/25/2012    7/25/2011     8/25/2010     8/25/2009     2/25/2009    10/25/2008     7/25/2008
        Window                      43 - 61      36 - 51       28 - 40       21 - 28       16 - 22       13 - 18       11 - 15
-------------------------------------------------------------------------------------------------------------------------------
 A-2c   WAL (yrs)                    8.03          6.67         5.26          3.50          2.23          1.79          1.47
        First Payment Date         5/25/2012    7/25/2011     8/25/2010     8/25/2009     2/25/2009    10/25/2008     7/25/2008
        Expected Final Maturity    7/25/2019    7/25/2017     5/25/2015     3/25/2013     1/25/2010     6/25/2009     2/25/2009
        Window                     61 - 147      51 - 123      40 - 97       28 - 71       22 - 33       18 - 26       15 - 22
-------------------------------------------------------------------------------------------------------------------------------
 A-2d   WAL (yrs)                    16.41        13.79         10.98         8.04          4.99          2.42          1.98
        First Payment Date         7/25/2019    7/25/2017     5/25/2015     3/25/2013     1/25/2010     6/25/2009     2/25/2009
        Expected Final Maturity    7/25/2026    7/25/2023     4/25/2020    11/25/2016     9/25/2014    12/25/2009     7/25/2009
        Window                     147 - 231    123 - 195     97 - 156      71 - 115       33 - 89       26 - 32       22 - 27
-------------------------------------------------------------------------------------------------------------------------------
  M-1   WAL (yrs)                    10.54         8.80         6.99          5.47          5.71          5.15          4.22
        First Payment Date         1/25/2012    3/25/2011     5/25/2010     1/25/2011     2/25/2012     1/25/2010     7/25/2009
        Expected Final Maturity    7/25/2026    7/25/2023     4/25/2020    11/25/2016     9/25/2014     3/25/2013     2/25/2012
        Window                     57 - 231      47 - 195     37 - 156      45 - 115       58 - 89       33 - 71       27 - 58
-------------------------------------------------------------------------------------------------------------------------------
  M-2   WAL (yrs)                    10.54         8.80         6.99          5.36          4.99          4.96          4.05
        First Payment Date         1/25/2012    3/25/2011     5/25/2010    10/25/2010     5/25/2011     7/25/2011    10/25/2010
        Expected Final Maturity    7/25/2026    7/25/2023     4/25/2020    11/25/2016     9/25/2014     3/25/2013     2/25/2012
        Window                     57 - 231      47 - 195     37 - 156      42 - 115       49 - 89       51 - 71       42 - 58
-------------------------------------------------------------------------------------------------------------------------------
  M-3   WAL (yrs)                    10.54         8.80         6.99          5.31          4.72          4.36          3.57
        First Payment Date         1/25/2012    3/25/2011     5/25/2010     9/25/2010     3/25/2011     3/25/2011     6/25/2010
        Expected Final Maturity    7/25/2026    7/25/2023     4/25/2020    11/25/2016     9/25/2014     3/25/2013     2/25/2012
        Window                     57 - 231      47 - 195     37 - 156      41 - 115       47 - 89       47 - 71       38 - 58
-------------------------------------------------------------------------------------------------------------------------------
  M-4   WAL (yrs)                    10.54         8.80         6.99          5.29          4.60          4.15          3.40
        First Payment Date         1/25/2012    3/25/2011     5/25/2010     8/25/2010     1/25/2011    12/25/2010     4/25/2010
        Expected Final Maturity    7/25/2026    7/25/2023     4/25/2020    11/25/2016     9/25/2014     3/25/2013     2/25/2012
        Window                     57 - 231      47 - 195     37 - 156      40 - 115       45 - 89       44 - 71       36 - 58
-------------------------------------------------------------------------------------------------------------------------------
  M-5   WAL (yrs)                    10.54         8.80         6.99          5.26          4.52          4.01          3.28
        First Payment Date         1/25/2012    3/25/2011     5/25/2010     8/25/2010    11/25/2010    10/25/2010     2/25/2010
        Expected Final Maturity    7/25/2026    7/25/2023     4/25/2020    11/25/2016     9/25/2014     3/25/2013     2/25/2012
        Window                     57 - 231      47 - 195     37 - 156      40 - 115       43 - 89       42 - 71       34 - 58
-------------------------------------------------------------------------------------------------------------------------------
  M-6   WAL (yrs)                    10.54         8.80         6.99          5.25          4.46          3.90          3.19
        First Payment Date         1/25/2012    3/25/2011     5/25/2010     7/25/2010    10/25/2010     8/25/2010     1/25/2010
        Expected Final Maturity    7/25/2026    7/25/2023     4/25/2020    11/25/2016     9/25/2014     3/25/2013     2/25/2012
        Window                     57 - 231      47 - 195     37 - 156      39 - 115       42 - 89       40 - 71       33 - 58
-------------------------------------------------------------------------------------------------------------------------------
  B-1   WAL (yrs)                    10.54         8.80         6.99          5.24          4.41          3.82          3.12
        First Payment Date         1/25/2012    3/25/2011     5/25/2010     7/25/2010     9/25/2010     7/25/2010    12/25/2009
        Expected Final Maturity    7/25/2026    7/25/2023     4/25/2020    11/25/2016     9/25/2014     3/25/2013     2/25/2012
        Window                     57 - 231      47 - 195     37 - 156      39 - 115       41 - 89       39 - 71       32 - 58
-------------------------------------------------------------------------------------------------------------------------------
  B-2   WAL (yrs)                    10.54         8.80         6.99          5.22          4.36          3.75          3.07
        First Payment Date         1/25/2012    3/25/2011     5/25/2010     6/25/2010     8/25/2010     5/25/2010    11/25/2009
        Expected Final Maturity    7/25/2026    7/25/2023     4/25/2020    11/25/2016     9/25/2014     3/25/2013     2/25/2012
        Window                     57 - 231      47 - 195     37 - 156      38 - 115       40 - 89       37 - 71       31 - 58
-------------------------------------------------------------------------------------------------------------------------------
  B-3   WAL (yrs)                    10.54         8.80         6.99          5.22          4.33          3.69          3.02
        First Payment Date         1/25/2012    3/25/2011     5/25/2010     6/25/2010     7/25/2010     4/25/2010    10/25/2009
        Expected Final Maturity    7/25/2026    7/25/2023     4/25/2020    11/25/2016     9/25/2014     3/25/2013     2/25/2012
        Window                     57 - 231      47 - 195     37 - 156      38 - 115       39 - 89       36 - 71       30 - 58
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity

To MATURITY


        PPC (%)                       50            60           75            100           125           150           175
-------------------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                    5.13          4.33         3.48          2.51          1.75          1.12          0.92
        First Payment Date         5/25/2007    5/25/2007     5/25/2007     5/25/2007     5/25/2007     5/25/2007     5/25/2007
        Expected Final Maturity    5/25/2036    9/25/2033     7/25/2029     1/25/2024     5/25/2020     1/25/2010     7/25/2009
        Window                      1 - 349      1 - 317       1 - 267       1 - 201       1 - 157       1 - 33        1 - 27
-------------------------------------------------------------------------------------------------------------------------------
A-2fpt  WAL (yrs)                    2.19          1.81         1.44          1.05          0.82          0.66          0.55
        First Payment Date         5/25/2007    5/25/2007     5/25/2007     5/25/2007     5/25/2007     5/25/2007     5/25/2007
        Expected Final Maturity    5/25/2012    7/25/2011     8/25/2010     8/25/2009     2/25/2009    10/25/2008     7/25/2008
        Window                      1 - 61        1 - 51       1 - 40        1 - 28        1 - 22        1 - 18        1 - 15
-------------------------------------------------------------------------------------------------------------------------------
 A-2a   WAL (yrs)                    1.66          1.38         1.09          0.80          0.63          0.51          0.42
        First Payment Date         5/25/2007    5/25/2007     5/25/2007     5/25/2007     5/25/2007     5/25/2007     5/25/2007
        Expected Final Maturity   11/25/2010    4/25/2010     8/25/2009     1/25/2009     8/25/2008     5/25/2008     3/25/2008
        Window                      1 - 43        1 - 36       1 - 28        1 - 21        1 - 16        1 - 13        1 - 11
-------------------------------------------------------------------------------------------------------------------------------
 A-2b   WAL (yrs)                    4.22          3.49         2.75          2.00          1.55          1.25          1.03
        First Payment Date        11/25/2010    4/25/2010     8/25/2009     1/25/2009     8/25/2008     5/25/2008     3/25/2008
        Expected Final Maturity    5/25/2012    7/25/2011     8/25/2010     8/25/2009     2/25/2009    10/25/2008     7/25/2008
        Window                      43 - 61      36 - 51       28 - 40       21 - 28       16 - 22       13 - 18       11 - 15
-------------------------------------------------------------------------------------------------------------------------------
 A-2c   WAL (yrs)                    8.03          6.67         5.26          3.50          2.23          1.79          1.47
        First Payment Date         5/25/2012    7/25/2011     8/25/2010     8/25/2009     2/25/2009    10/25/2008     7/25/2008
        Expected Final Maturity    7/25/2019    7/25/2017     5/25/2015     3/25/2013     1/25/2010     6/25/2009     2/25/2009
        Window                     61 - 147      51 - 123      40 - 97       28 - 71       22 - 33       18 - 26       15 - 22
-------------------------------------------------------------------------------------------------------------------------------
 A-2d   WAL (yrs)                    17.71        15.05         12.06         8.83          5.59          2.42          1.98
        First Payment Date         7/25/2019    7/25/2017     5/25/2015     3/25/2013     1/25/2010     6/25/2009     2/25/2009
        Expected Final Maturity    4/25/2036    7/25/2033     3/25/2029     9/25/2023    12/25/2019    12/25/2009     7/25/2009
        Window                     147 - 348    123 - 315     97 - 263      71 - 197      33 - 152       26 - 32       22 - 27
-------------------------------------------------------------------------------------------------------------------------------
  M-1   WAL (yrs)                    10.93         9.19         7.32          5.72          5.90          6.27          5.14
        First Payment Date         1/25/2012    3/25/2011     5/25/2010     1/25/2011     2/25/2012     1/25/2010     7/25/2009
        Expected Final Maturity    4/25/2034    3/25/2031     1/25/2027    12/25/2021     9/25/2018    10/25/2017    12/25/2015
        Window                     57 - 324      47 - 287     37 - 237      45 - 176      58 - 137      33 - 126      27 - 104
-------------------------------------------------------------------------------------------------------------------------------
  M-2   WAL (yrs)                    10.91         9.16         7.30          5.59          5.17          5.10          4.18
        First Payment Date         1/25/2012    3/25/2011     5/25/2010    10/25/2010     5/25/2011     7/25/2011    10/25/2010
        Expected Final Maturity    8/25/2033    6/25/2030     4/25/2026     5/25/2021     4/25/2018     2/25/2016     7/25/2014
        Window                     57 - 316      47 - 278     37 - 228      42 - 169      49 - 132      51 - 106       42 - 87
-------------------------------------------------------------------------------------------------------------------------------
  M-3   WAL (yrs)                    10.89         9.14         7.28          5.52          4.88          4.50          3.68
        First Payment Date         1/25/2012    3/25/2011     5/25/2010     9/25/2010     3/25/2011     3/25/2011     6/25/2010
        Expected Final Maturity    9/25/2032    6/25/2029     5/25/2025     9/25/2020     9/25/2017     8/25/2015     2/25/2014
        Window                     57 - 305      47 - 266     37 - 217      41 - 161      47 - 125      47 - 100       38 - 82
-------------------------------------------------------------------------------------------------------------------------------
  M-4   WAL (yrs)                    10.87         9.12         7.26          5.49          4.76          4.28          3.50
        First Payment Date         1/25/2012    3/25/2011     5/25/2010     8/25/2010     1/25/2011    12/25/2010     4/25/2010
        Expected Final Maturity    2/25/2032    11/25/2028   11/25/2024     4/25/2020     5/25/2017     5/25/2015    12/25/2013
        Window                     57 - 298      47 - 259     37 - 211      40 - 156      45 - 121       44 - 97       36 - 80
-------------------------------------------------------------------------------------------------------------------------------
  M-5   WAL (yrs)                    10.85         9.10         7.24          5.45          4.66          4.13          3.38
        First Payment Date         1/25/2012    3/25/2011     5/25/2010     8/25/2010    11/25/2010    10/25/2010     2/25/2010
        Expected Final Maturity    7/25/2031    4/25/2028     5/25/2024    11/25/2019     1/25/2017     2/25/2015     9/25/2013
        Window                     57 - 291      47 - 252     37 - 205      40 - 151      43 - 117       42 - 94       34 - 77
-------------------------------------------------------------------------------------------------------------------------------
  M-6   WAL (yrs)                    10.82         9.07         7.21          5.41          4.58          4.00          3.28
        First Payment Date         1/25/2012    3/25/2011     5/25/2010     7/25/2010    10/25/2010     8/25/2010     1/25/2010
        Expected Final Maturity   11/25/2030    8/25/2027     9/25/2023     6/25/2019     9/25/2016    11/25/2014     6/25/2013
        Window                     57 - 283      47 - 244     37 - 197      39 - 146      42 - 113       40 - 91       33 - 74
-------------------------------------------------------------------------------------------------------------------------------
  B-1   WAL (yrs)                    10.77         9.02         7.17          5.38          4.51          3.90          3.20
        First Payment Date         1/25/2012    3/25/2011     5/25/2010     7/25/2010     9/25/2010     7/25/2010    12/25/2009
        Expected Final Maturity    1/25/2030    11/25/2026    2/25/2023    12/25/2018     4/25/2016     7/25/2014     3/25/2013
        Window                     57 - 273      47 - 235     37 - 190      39 - 140      41 - 108       39 - 87       32 - 71
-------------------------------------------------------------------------------------------------------------------------------
  B-2   WAL (yrs)                    10.71         8.96         7.12          5.32          4.44          3.81          3.12
        First Payment Date         1/25/2012    3/25/2011     5/25/2010     6/25/2010     8/25/2010     5/25/2010    11/25/2009
        Expected Final Maturity    2/25/2029    12/25/2025    4/25/2022     4/25/2018    11/25/2015     2/25/2014    11/25/2012
        Window                     57 - 262      47 - 224     37 - 180      38 - 132      40 - 103       37 - 82       31 - 67
-------------------------------------------------------------------------------------------------------------------------------
  B-3   WAL (yrs)                    10.62         8.88         7.05          5.26          4.36          3.72          3.05
        First Payment Date         1/25/2012    3/25/2011     5/25/2010     6/25/2010     7/25/2010     4/25/2010    10/25/2009
        Expected Final Maturity    1/25/2028    12/25/2024    6/25/2021     9/25/2017     5/25/2015    10/25/2013     8/25/2012
        Window                     57 - 249      47 - 212     37 - 170      38 - 125       39 - 97       36 - 78       30 - 64
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

CPR Sensitivity

To CALL


         CPR (%)                              20              25              30
------------------------------------------------------------------------------------
  A-1    WAL (yrs)                           3.18            2.45            1.86
         First Payment Date                5/25/2007       5/25/2007       5/25/2007
         Expected Final Maturity           4/25/2020       7/25/2017       8/25/2015
         Window                             1 - 156         1 - 123         1 - 100
------------------------------------------------------------------------------------
 A-2fpt  WAL (yrs)                           1.41            1.10            0.90
         First Payment Date                5/25/2007       5/25/2007       5/25/2007
         Expected Final Maturity           8/25/2010      10/25/2009       4/25/2009
         Window                             1 - 40          1 - 30          1 - 24
------------------------------------------------------------------------------------
  A-2a   WAL (yrs)                           1.07            0.84            0.68
         First Payment Date                5/25/2007       5/25/2007       5/25/2007
         Expected Final Maturity           8/25/2009       2/25/2009      10/25/2008
         Window                             1 - 28          1 - 22          1 - 18
------------------------------------------------------------------------------------
  A-2b   WAL (yrs)                           2.74            2.13            1.73
         First Payment Date                8/25/2009       2/25/2009      10/25/2008
         Expected Final Maturity           8/25/2010      10/25/2009       4/25/2009
         Window                             28 - 40         22 - 30         18 - 24
------------------------------------------------------------------------------------
  A-2c   WAL (yrs)                           5.29            3.93            2.57
         First Payment Date                8/25/2010      10/25/2009       4/25/2009
         Expected Final Maturity           6/25/2015       9/25/2013       6/25/2012
         Window                             40 - 98         30 - 77         24 - 62
------------------------------------------------------------------------------------
  A-2d   WAL (yrs)                           11.04           8.66            7.03
         First Payment Date                6/25/2015       9/25/2013       6/25/2012
         Expected Final Maturity           4/25/2020       7/25/2017       8/25/2015
         Window                            98 - 156        77 - 123        62 - 100
------------------------------------------------------------------------------------
  M-1    WAL (yrs)                           6.98            5.69            5.36
         First Payment Date                5/25/2010      11/25/2010       7/25/2011
         Expected Final Maturity           4/25/2020       7/25/2017       8/25/2015
         Window                            37 - 156        43 - 123        51 - 100
------------------------------------------------------------------------------------
  M-2    WAL (yrs)                           6.98            5.62            5.04
         First Payment Date                5/25/2010       9/25/2010       2/25/2011
         Expected Final Maturity           4/25/2020       7/25/2017       8/25/2015
         Window                            37 - 156        41 - 123        46 - 100
------------------------------------------------------------------------------------
  M-3    WAL (yrs)                           6.98            5.59            4.90
         First Payment Date                5/25/2010       8/25/2010      12/25/2010
         Expected Final Maturity           4/25/2020       7/25/2017       8/25/2015
         Window                            37 - 156        40 - 123        44 - 100
------------------------------------------------------------------------------------
  M-4    WAL (yrs)                           6.98            5.58            4.84
         First Payment Date                5/25/2010       8/25/2010      11/25/2010
         Expected Final Maturity           4/25/2020       7/25/2017       8/25/2015
         Window                            37 - 156        40 - 123        43 - 100
------------------------------------------------------------------------------------
  M-5    WAL (yrs)                           6.98            5.56            4.79
         First Payment Date                5/25/2010       7/25/2010      10/25/2010
         Expected Final Maturity           4/25/2020       7/25/2017       8/25/2015
         Window                            37 - 156        39 - 123        42 - 100
------------------------------------------------------------------------------------
  M-6    WAL (yrs)                           6.98            5.56            4.75
         First Payment Date                5/25/2010       7/25/2010       9/25/2010
         Expected Final Maturity           4/25/2020       7/25/2017       8/25/2015
         Window                            37 - 156        39 - 123        41 - 100
------------------------------------------------------------------------------------
  B-1    WAL (yrs)                           6.98            5.54            4.72
         First Payment Date                5/25/2010       6/25/2010       8/25/2010
         Expected Final Maturity           4/25/2020       7/25/2017       8/25/2015
         Window                            37 - 156        38 - 123        40 - 100
------------------------------------------------------------------------------------
  B-2    WAL (yrs)                           6.98            5.54            4.70
         First Payment Date                5/25/2010       6/25/2010       7/25/2010
         Expected Final Maturity           4/25/2020       7/25/2017       8/25/2015
         Window                            37 - 156        38 - 123        39 - 100
------------------------------------------------------------------------------------
  B-3    WAL (yrs)                           6.98            5.54            4.68
         First Payment Date                5/25/2010       5/25/2010       6/25/2010
         Expected Final Maturity           4/25/2020       7/25/2017       8/25/2015
         Window                            37 - 156        37 - 123        38 - 100
------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

CPR Sensitivity

To MATURITY


         CPR (%)                              20              25              30
------------------------------------------------------------------------------------
  A-1    WAL (yrs)                           3.28            2.54            1.93
         First Payment Date                5/25/2007       5/25/2007       5/25/2007
         Expected Final Maturity          11/25/2028       9/25/2024       7/25/2021
         Window                             1 - 259         1 - 209         1 - 171
------------------------------------------------------------------------------------
 A-2fpt  WAL (yrs)                           1.41            1.10            0.90
         First Payment Date                5/25/2007       5/25/2007       5/25/2007
         Expected Final Maturity           8/25/2010      10/25/2009       4/25/2009
         Window                             1 - 40          1 - 30          1 - 24
------------------------------------------------------------------------------------
  A-2a   WAL (yrs)                           1.07            0.84            0.68
         First Payment Date                5/25/2007       5/25/2007       5/25/2007
         Expected Final Maturity           8/25/2009       2/25/2009      10/25/2008
         Window                             1 - 28          1 - 22          1 - 18
------------------------------------------------------------------------------------
  A-2b   WAL (yrs)                           2.74            2.13            1.73
         First Payment Date                8/25/2009       2/25/2009      10/25/2008
         Expected Final Maturity           8/25/2010      10/25/2009       4/25/2009
         Window                             28 - 40         22 - 30         18 - 24
------------------------------------------------------------------------------------
  A-2c   WAL (yrs)                           5.29            3.93            2.57
         First Payment Date                8/25/2010      10/25/2009       4/25/2009
         Expected Final Maturity           6/25/2015       9/25/2013       6/25/2012
         Window                             40 - 98         30 - 77         24 - 62
------------------------------------------------------------------------------------
  A-2d   WAL (yrs)                           12.18           9.58            7.78
         First Payment Date                6/25/2015       9/25/2013       6/25/2012
         Expected Final Maturity           6/25/2029       1/25/2025      11/25/2021
         Window                            98 - 266        77 - 213        62 - 175
------------------------------------------------------------------------------------
  M-1    WAL (yrs)                           7.31            5.95            5.58
         First Payment Date                5/25/2010      11/25/2010       7/25/2011
         Expected Final Maturity          12/25/2026      12/25/2022       1/25/2020
         Window                            37 - 236        43 - 188        51 - 153
------------------------------------------------------------------------------------
  M-2    WAL (yrs)                           7.29            5.87            5.24
         First Payment Date                5/25/2010       9/25/2010       2/25/2011
         Expected Final Maturity           4/25/2026       5/25/2022       7/25/2019
         Window                            37 - 228        41 - 181        46 - 147
------------------------------------------------------------------------------------
  M-3    WAL (yrs)                           7.27            5.82            5.09
         First Payment Date                5/25/2010       8/25/2010      12/25/2010
         Expected Final Maturity           5/25/2025       8/25/2021      12/25/2018
         Window                            37 - 217        40 - 172        44 - 140
------------------------------------------------------------------------------------
  M-4    WAL (yrs)                           7.25            5.79            5.01
         First Payment Date                5/25/2010       8/25/2010      11/25/2010
         Expected Final Maturity          11/25/2024       3/25/2021       8/25/2018
         Window                            37 - 211        40 - 167        43 - 136
------------------------------------------------------------------------------------
  M-5    WAL (yrs)                           7.23            5.76            4.95
         First Payment Date                5/25/2010       7/25/2010      10/25/2010
         Expected Final Maturity           4/25/2024       9/25/2020       3/25/2018
         Window                            37 - 204        39 - 161        42 - 131
------------------------------------------------------------------------------------
  M-6    WAL (yrs)                           7.20            5.73            4.90
         First Payment Date                5/25/2010       7/25/2010       9/25/2010
         Expected Final Maturity           9/25/2023       4/25/2020      11/25/2017
         Window                            37 - 197        39 - 156        41 - 127
------------------------------------------------------------------------------------
  B-1    WAL (yrs)                           7.17            5.69            4.84
         First Payment Date                5/25/2010       6/25/2010       8/25/2010
         Expected Final Maturity           1/25/2023       9/25/2019       6/25/2017
         Window                            37 - 189        38 - 149        40 - 122
------------------------------------------------------------------------------------
  B-2    WAL (yrs)                           7.12            5.65            4.78
         First Payment Date                5/25/2010       6/25/2010       7/25/2010
         Expected Final Maturity           4/25/2022       2/25/2019      11/25/2016
         Window                            37 - 180        38 - 142        39 - 115
------------------------------------------------------------------------------------
  B-3    WAL (yrs)                           7.05            5.59            4.72
         First Payment Date                5/25/2010       5/25/2010       6/25/2010
         Expected Final Maturity           6/25/2021       6/25/2018       5/25/2016
         Window                            37 - 170        37 - 134        38 - 109
------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   A-1 Cap (%)   A-2fpt Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
------   -----------   --------------   ------------   ------------   ------------   ------------
         Actual/360      Actual/360      Actual/360     Actual/360     Actual/360     Actual/360

   0          -              -               -              -              -               -
   1        20.13          20.15           20.13          20.20          20.26           20.36
   2        19.66          19.66           19.66          19.66          19.66           19.66
   3        19.79          19.78           19.78          19.78          19.78           19.78
   4        19.38          19.38           19.38          19.38          19.38           19.38
   5        19.25          19.24           19.24          19.24          19.24           19.24
   6        19.38          19.38           19.38          19.38          19.38           19.38
   7        18.98          18.98           18.98          18.98          18.98           18.98
   8        19.13          19.12           19.12          19.12          19.12           19.12
   9        18.73          18.72           18.72          18.72          18.72           18.72
  10        18.60          18.60           18.60          18.60          18.60           18.60
  11        19.05          19.05           19.05          19.05          19.05           19.05
  12        20.34          20.33           20.33          20.33          20.33           20.33
  13        20.35          20.34           20.34          20.34          20.34           20.34
  14        20.05          20.05           20.05          20.05          20.05           20.05
  15        20.08          20.08           20.08          20.08          20.08           20.08
  16        19.79          19.79           19.79          19.79          19.79           19.79
  17        19.67          19.66           19.66          19.66          19.66           19.66
  18        19.72          19.72           19.72          19.72          19.72           19.72
  19        19.45          19.44           19.44          19.44          19.44           19.44
  20        18.79          18.79           18.79          18.79          18.79           18.79
  21        18.36          18.37           18.37          18.37          18.37           18.37
  22        18.31          18.32             -            18.32          18.32           18.32
  23        19.11          19.12             -            19.12          19.12           19.12
  24        18.24          18.25             -            18.25          18.25           18.25
  25        18.50          18.49             -            18.49          18.49           18.49
  26        16.62          16.63             -            16.63          16.63           16.63
  27        16.82          16.86             -            16.86          16.86           16.86
  28        16.53          16.57             -            16.57          16.57           16.57
  29        16.59            -               -              -            16.63           16.63
  30        17.03            -               -              -            17.07           17.07
  31        16.80            -               -              -            16.81           16.81
  32        16.58            -               -              -            16.71           16.71
  33        16.12            -               -              -            16.32           16.32
  34        16.31            -               -              -            16.52           16.52
  35        17.99            -               -              -            18.23           18.23
  36        16.78            -               -              -            16.99           16.99
  37       110.48            -               -              -           111.36          102.90
  38        58.46            -               -              -            64.63           20.36
  39        29.51            -               -              -            31.33           20.36
  40        27.46            -               -              -            29.05           20.36
  41        26.76            -               -              -            28.43           20.36
  42        27.14            -               -              -            29.47           20.36
  43        25.07            -               -              -            27.35           20.36
  44        20.90            -               -              -            26.55           20.36
  45        20.13            -               -              -            20.26           20.36


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   A-1 Cap (%)   A-2fpt Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
------   -----------   --------------   ------------   ------------   ------------   ------------
         Actual/360      Actual/360      Actual/360     Actual/360     Actual/360     Actual/360

  46        20.13            -               -              -            20.26           20.36
  47        20.13            -               -              -            20.26           20.36
  48        20.13            -               -              -            20.26           20.36
  49        20.13            -               -              -            20.26           20.36
  50        20.13            -               -              -            20.26           20.36
  51        20.13            -               -              -            20.26           20.36
  52        20.13            -               -              -            20.26           20.36
  53        20.13            -               -              -            20.26           20.36
  54        20.13            -               -              -            20.26           20.36
  55        20.13            -               -              -            20.26           20.36
  56        20.13            -               -              -            20.26           20.36
  57        20.13            -               -              -            20.26           20.36
  58        20.13            -               -              -            20.26           20.36
  59        20.13            -               -              -            20.26           20.36
  60        20.13            -               -              -            20.26           20.36
  61        20.13            -               -              -            20.26           20.36
  62        20.13            -               -              -            20.26           20.36
  63        20.13            -               -              -            20.26           20.36
  64        20.13            -               -              -            20.26           20.36
  65        20.13            -               -              -            20.26           20.36
  66        20.13            -               -              -            20.26           20.36
  67        20.13            -               -              -            20.26           20.36
  68        20.13            -               -              -            20.26           20.36
  69        20.13            -               -              -            20.26           20.36
  70        20.13            -               -              -            20.26           20.36
  71        20.13            -               -              -            20.26           20.36
  72        20.13            -               -              -              -             20.36
  73        20.13            -               -              -              -             20.36
  74        20.13            -               -              -              -             20.36
  75        20.13            -               -              -              -             20.36
  76        20.13            -               -              -              -             20.36
  77        20.13            -               -              -              -             20.36
  78        20.13            -               -              -              -             20.36
  79        20.13            -               -              -              -             20.36
  80        20.13            -               -              -              -             20.36
  81        20.13            -               -              -              -             20.36
  82        20.13            -               -              -              -             20.36
  83        20.13            -               -              -              -             20.36
  84        20.13            -               -              -              -             20.36
  85        20.13            -               -              -              -             20.36
  86        20.13            -               -              -              -             20.36
  87        20.13            -               -              -              -             20.36
  88        20.13            -               -              -              -             20.36
  89        20.13            -               -              -              -             20.36
  90        20.13            -               -              -              -             20.36
  91        20.13            -               -              -              -             20.36


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   A-1 Cap (%)   A-2fpt Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
------   -----------   --------------   ------------   ------------   ------------   ------------
         Actual/360      Actual/360      Actual/360     Actual/360     Actual/360     Actual/360

  92        20.13            -               -              -              -             20.36
  93        20.13            -               -              -              -             20.36
  94        20.13            -               -              -              -             20.36
  95        20.13            -               -              -              -             20.36
  96        20.13            -               -              -              -             20.36
  97        20.13            -               -              -              -             20.36
  98        20.13            -               -              -              -             20.36
  99        20.13            -               -              -              -             20.36
  100       20.13            -               -              -              -             20.36
  101       20.13            -               -              -              -             20.36
  102       20.13            -               -              -              -             20.36
  103       20.13            -               -              -              -             20.36
  104       20.13            -               -              -              -             20.36
  105       20.13            -               -              -              -             20.36
  106       20.13            -               -              -              -             20.36
  107       20.13            -               -              -              -             20.36
  108       20.13            -               -              -              -             20.36
  109       20.13            -               -              -              -             20.36
  110       20.13            -               -              -              -             20.36
  111       20.13            -               -              -              -             20.36
  112       20.13            -               -              -              -             20.36
  113       20.13            -               -              -              -             20.36
  114       20.13            -               -              -              -             20.36
  115       20.13            -               -              -              -             20.36
  116       19.67            -               -              -              -             20.41
  117       14.09            -               -              -              -             14.81
  118       14.15            -               -              -              -             14.87
  119       15.74            -               -              -              -             16.53
  120       14.28            -               -              -              -             15.00
  121       14.82            -               -              -              -             15.57
  122       14.41            -               -              -              -             15.14
  123       14.96            -               -              -              -             15.71
  124       14.55            -               -              -              -             15.28
  125       14.63            -               -              -              -             15.36
  126       15.19            -               -              -              -             15.95
  127       14.78            -               -              -              -             15.51
  128       15.36            -               -              -              -             16.11
  129       14.95            -               -              -              -             15.68
  130       15.03            -               -              -              -             15.77
  131       16.74            -               -              -              -             17.55
  132       15.21            -               -              -              -             15.95
  133       15.81            -               -              -              -             16.57
  134       15.40            -               -              -              -             16.14
  135       16.01            -               -              -              -             16.78
  136       15.60            -               -              -              -             16.34
  137       15.70            -               -              -              -             16.44


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   A-1 Cap (%)   A-2fpt Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
------   -----------   --------------   ------------   ------------   ------------   ------------
         Actual/360      Actual/360      Actual/360     Actual/360     Actual/360     Actual/360

  138       16.33            -               -              -              -             17.10
  139       15.92            -               -              -              -             16.66
  140       16.56            -               -              -              -             17.34
  141       16.15            -               -              -              -             16.89
  142       16.27            -               -              -              -             17.01
  143       18.14            -               -              -              -             18.97
  144       16.52            -               -              -              -             17.27
  145       17.20            -               -              -              -             17.98
  146       16.78            -               -              -              -             17.53
  147       17.48            -               -              -              -             18.26
  148       17.06            -               -              -              -             17.81
  149       17.20            -               -              -              -             17.96
  150       17.93            -               -              -              -             18.71
  151       17.50            -               -              -              -             18.26
  152       18.25            -               -              -              -             19.03
  153       17.82            -               -              -              -             18.58
  154       17.99            -               -              -              -             18.75
  155       19.41            -               -              -              -             20.23
  156       18.33            -               -              -              -             19.10
  157       19.13            -               -              -              -             19.92
  158       18.70            -               -              -              -             19.47
  159       19.52            -               -              -              -             20.31
  160       19.09            -               -              -              -             19.85
  161       19.29            -               -              -              -             20.06
  162       20.14            -               -              -              -             20.94
  163       19.71            -               -              -              -             20.48
  164       20.59            -               -              -              -             21.39
  165       20.15            -               -              -              -             20.92
  166       20.38            -               -              -              -             21.15
  167       22.83            -               -              -              -             23.68
  168       20.86            -               -              -              -             21.64
  169       21.82            -               -              -              -             22.62
  170       21.37            -               -              -              -             22.15
  171       22.35            -               -              -              -             23.16
  172       21.90            -               -              -              -             22.68
  173       22.18            -               -              -              -             22.96
  174       23.22            -               -              -              -             24.03
  175       22.77            -               -              -              -             23.55
  176       23.84            -               -              -              -             24.64
  177       23.38            -               -              -              -             24.16
  178       23.79            -               -              -              -             24.58
  179       27.14            -               -              -              -             28.01
  180       25.30            -               -              -              -             26.09
  181       27.04            -               -              -              -             27.85
  182       27.11            -               -              -              -             27.90
  183       29.10            -               -              -              -             29.92


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   A-1 Cap (%)   A-2fpt Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
------   -----------   --------------   ------------   ------------   ------------   ------------
         Actual/360      Actual/360      Actual/360     Actual/360     Actual/360     Actual/360

  184       29.33            -               -              -              -             30.12
  185       30.63            -               -              -              -             31.42
  186       33.17            -               -              -              -             33.98
  187       33.75            -               -              -              -             34.55
  188       36.83            -               -              -              -             37.65
  189       37.81            -               -              -              -             38.61
  190       40.34            -               -              -              -             41.13
  191       47.94            -               -              -              -             48.82
  192       46.84            -               -              -              -             47.63
  193       52.82            -               -              -              -             53.65
  194       56.41            -               -              -              -             57.21
  195       65.22            -               -              -              -             66.04
  196       71.88            -               -              -              -             72.68
  197       83.82            -               -              -              -             84.62
  198      104.40            -               -              -              -            105.23
  199      127.87            -               -              -              -               -
  200      181.65            -               -              -              -               -
  201      286.13            -               -              -              -               -
  202         *              -               -              -              -               -
  203         -              -               -              -              -               -


* In Period 202 the Class A-1 has a beginning balance of approximately $78,642 and is paid approximately $121,866 in interest.

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period  M-1 Cap (%)  M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%)  M-6 Cap (%)  B-1 Cap (%)  B-2 Cap (%)  B-3 Cap (%)
------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
        Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
   0         -           -            -            -           -             -            -            -            -
   1       20.45       20.50        20.70        21.30        21.50        22.00        22.00        22.00        22.00
   2       19.12       19.12        19.12        19.12        19.12        19.12        19.12        19.12        19.12
   3       19.21       19.21        19.21        19.21        19.21        19.21        19.21        19.21        19.21
   4       18.80       18.80        18.80        18.80        18.80        18.80        18.80        18.80        18.80
   5       18.65       18.65        18.65        18.65        18.65        18.65        18.65        18.65        18.65
   6       18.74       18.74        18.74        18.74        18.74        18.74        18.74        18.74        18.74
   7       18.34       18.34        18.34        18.34        18.34        18.34        18.34        18.34        18.34
   8       18.44       18.44        18.44        18.44        18.44        18.44        18.44        18.44        18.44
   9       18.03       18.03        18.03        18.03        18.03        18.03        18.03        18.03        18.03
  10       17.88       17.88        17.88        17.88        17.88        17.88        17.88        17.88        17.88
  11       18.25       18.25        18.25        18.25        18.25        18.25        18.25        18.25        18.25
  12       19.56       19.56        19.56        19.56        19.56        19.56        19.56        19.56        19.56
  13       19.51       19.51        19.51        19.51        19.51        19.51        19.51        19.51        19.51
  14       19.21       19.21        19.21        19.21        19.21        19.21        19.21        19.21        19.21
  15       19.17       19.17        19.17        19.17        19.17        19.17        19.17        19.17        19.17
  16       18.88       18.88        18.88        18.88        18.88        18.88        18.88        18.88        18.88
  17       18.71       18.71        18.71        18.71        18.71        18.71        18.71        18.71        18.71
  18       18.69       18.69        18.69        18.69        18.69        18.69        18.69        18.69        18.69
  19       18.40       18.40        18.40        18.40        18.40        18.40        18.40        18.40        18.40
  20       17.48       17.48        17.48        17.48        17.48        17.48        17.48        17.48        17.48
  21       17.03       17.03        17.03        17.03        17.03        17.03        17.03        17.03        17.03
  22       16.92       16.92        16.92        16.92        16.92        16.92        16.92        16.92        16.92
  23       17.49       17.49        17.49        17.49        17.49        17.49        17.49        17.49        17.49
  24       16.70       16.70        16.70        16.70        16.70        16.70        16.70        16.70        16.70
  25       16.82       16.82        16.82        16.82        16.82        16.82        16.82        16.82        16.82
  26       14.73       14.73        14.73        14.73        14.73        14.73        14.73        14.73        14.73
  27       14.79       14.79        14.79        14.79        14.79        14.79        14.79        14.79        14.79
  28       14.46       14.46        14.46        14.46        14.46        14.46        14.46        14.46        14.46
  29       14.40       14.40        14.40        14.40        14.40        14.40        14.40        14.40        14.40
  30       14.63       14.63        14.63        14.63        14.63        14.63        14.63        14.63        14.63
  31       14.31       14.31        14.31        14.31        14.31        14.31        14.31        14.31        14.31
  32       13.66       13.66        13.66        13.66        13.66        13.66        13.66        13.66        13.66
  33       13.15       13.15        13.15        13.15        13.15        13.15        13.15        13.15        13.15
  34       13.13       13.13        13.13        13.13        13.13        13.13        13.13        13.13        13.13
  35       14.22       14.22        14.22        14.22        14.22        14.22        14.22        14.22        14.22
  36       13.11       13.11        13.11        13.11        13.11        13.11        13.11        13.11        13.11
  37       13.94       13.94        13.98        14.07        14.11        14.19        14.19        14.19        14.19
  38       14.37       14.38        14.41        14.50        14.53        14.61        14.61        14.61        14.61
  39       14.63       14.64        14.66        14.75        14.78        14.85        14.85        15.06        15.08
  40       14.24       14.25        14.28        14.36        14.39        14.63        14.72        14.72        14.71
  41       14.23       14.24        14.26        14.37        14.63        14.73        14.73        14.72        14.72
  42       14.59       14.60        14.67        14.97        15.01        15.11        15.11        15.10        15.10
  43       14.20       14.22        14.48        14.61        14.64        14.74        14.74        14.74        14.74
  44       18.11       15.49        15.86        16.09        16.16        16.36        16.36        16.35        16.35
  45       22.22       15.19        15.39        15.62        15.69        15.88        15.88        15.87        15.87
  46       21.56       15.36        15.41        15.65        15.72        15.92        15.91        15.90        15.90


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period  M-1 Cap (%)  M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%)  M-6 Cap (%)  B-1 Cap (%)  B-2 Cap (%)  B-3 Cap (%)
------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
        Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
  47       31.26       16.61        16.67        16.90        16.97        17.17        17.16        17.15        17.15
  48       21.41       15.41        15.46        15.71        15.78        15.99        15.99        15.98        15.97
  49       25.08       15.81        15.87        16.12        16.19        16.40        16.40        16.39        16.39
  50       21.74       15.52        15.58        15.84        15.91        16.13        16.13        16.12        16.12
  51       26.34       15.93        15.99        16.24        16.32        16.54        16.53        16.52        16.52
  52       21.88       15.53        15.59        15.84        15.92        16.14        16.13        16.12        16.12
  53       21.79       15.50        15.56        15.82        15.89        16.11        16.11        16.10        16.09
  54       26.08       15.87        15.93        16.18        16.25        16.47        16.46        16.45        16.45
  55       21.63       15.46        15.52        15.77        15.85        16.07        16.06        16.05        16.05
  56       26.17       15.85        15.91        16.16        16.23        16.45        16.44        16.43        16.43
  57       21.82       15.46        15.52        15.77        15.84        16.06        16.05        16.04        16.04
  58       21.75       15.43        15.49        15.74        15.82        16.03        16.03        16.02        16.01
  59       30.72       16.21        16.27        16.51        16.59        16.79        16.79        16.78        16.78
  60       21.57       15.39        15.45        15.70        15.77        15.98        15.98        15.97        15.97
  61       25.86       15.75        15.81        16.06        16.13        16.34        16.34        16.32        16.32
  62       21.40       15.35        15.41        15.65        15.72        15.94        15.93        15.92        15.92
  63       25.69       15.71        15.77        16.01        16.08        16.29        16.29        16.28        16.27
  64       21.24       15.30        15.36        15.60        15.67        15.88        15.88        15.87        15.87
  65       21.16       15.28        15.33        15.57        15.65        15.86        15.85        15.84        15.84
  66       25.45       15.64        15.70        15.93        16.00        16.21        16.21        16.20        16.20
  67       21.00       15.23        15.29        15.52        15.60        15.80        15.80        15.79        15.79
  68       25.28       15.59        15.65        15.88        15.95        16.16        16.15        16.14        16.14
  69       20.83       15.18        15.24        15.47        15.55        15.75        15.75        15.74        15.74
  70       20.76       15.16        15.21        15.45        15.52        15.72        15.72        15.71        15.71
  71       34.71       16.37        16.43        16.65        16.72        16.92        16.92        16.91        16.90
  72       18.36       12.39        12.39        12.39        12.39        12.39        12.39        12.39        12.39
  73       22.70       12.80        12.80        12.80        12.80        12.80        12.80        12.80        12.80
  74       18.26       12.38        12.38        12.38        12.38        12.38        12.38        12.38        12.38
  75       22.60       12.78        12.78        12.78        12.78        12.78        12.78        12.78        12.78
  76       18.17       12.37        12.37        12.37        12.37        12.37        12.37        12.37        12.37
  77       18.13       12.36        12.36        12.36        12.36        12.36        12.36        12.36        12.36
  78       22.46       12.77        12.77        12.77        12.77        12.77        12.77        12.77        12.77
  79       18.03       12.35        12.35        12.35        12.35        12.35        12.35        12.35        12.35
  80       22.36       12.75        12.75        12.75        12.75        12.75        12.75        12.75        12.75
  81       17.94       12.34        12.34        12.34        12.34        12.34        12.34        12.34        12.34
  82       17.89       12.33        12.33        12.33        12.33        12.33        12.33        12.33        12.33
  83       31.90       13.64        13.64        13.64        13.64        13.64        13.64        13.64        13.64
  84       17.80       12.32        12.32        12.32        12.32        12.32        12.32        12.32        12.32
  85       22.12       12.72        12.72        12.72        12.72        12.72        12.72        12.72        12.72
  86       17.70       12.31        12.31        12.31        12.31        12.31        12.31        12.31        12.31
  87       22.02       12.71        12.71        12.71        12.71        12.71        12.71        12.71        12.71
  88       17.61       12.29        12.29        12.29        12.29        12.29        12.29        12.29        12.29
  89       17.56       12.29        12.29        12.29        12.29        12.29        12.29        12.29        12.29
  90       21.88       12.69        12.69        12.69        12.69        12.69        12.69        12.69        12.69
  91       17.47       12.27        12.27        12.27        12.27        12.27        12.27        12.27        12.27
  92       21.78       12.68        12.68        12.68        12.68        12.68        12.68        12.68        12.68
  93       17.38       12.26        12.26        12.26        12.26        12.26        12.26        12.26        12.26
  94       17.33       12.26        12.26        12.26        12.26        12.26        12.26        12.26        12.26


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period  M-1 Cap (%)  M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%)  M-6 Cap (%)  B-1 Cap (%)  B-2 Cap (%)  B-3 Cap (%)
------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
        Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
  95       31.28       13.56        13.56        13.56        13.56        13.56        13.56        13.56        13.56
  96       17.24       12.24        12.24        12.24        12.24        12.24        12.24        12.24        12.24
  97       21.54       12.65        12.65        12.65        12.65        12.65        12.65        12.65        12.65
  98       17.15       12.23        12.23        12.23        12.23        12.23        12.23        12.23        12.23
  99       21.45       12.63        12.63        12.63        12.63        12.63        12.63        12.63        12.63
  100      17.06       12.22        12.22        12.22        12.22        12.22        12.22        12.22        12.22
  101      17.01       12.21        12.21        12.21        12.21        12.21        12.21        12.21        12.21
  102      21.31       12.61        12.61        12.61        12.61        12.61        12.61        12.61        12.61
  103      16.92       12.20        12.20        12.20        12.20        12.20        12.20        12.20        12.20
  104      21.21       12.60        12.60        12.60        12.60        12.60        12.60        12.60        12.60
  105      16.83       12.19        12.19        12.19        12.19        12.19        12.19        12.19        12.19
  106      16.78       12.18        12.18        12.18        12.18        12.18        12.18        12.18        12.18
  107      25.71       13.02        13.02        13.02        13.02        13.02        13.02        13.02        13.02
  108      16.70       12.17        12.17        12.17        12.17        12.17        12.17        12.17        12.17
  109      20.98       12.57        12.57        12.57        12.57        12.57        12.57        12.57        12.57
  110      16.61       12.16        12.16        12.16        12.16        12.16        12.16        12.16        12.16
  111      20.89       12.56        12.56        12.56        12.56        12.56        12.56        12.56        12.56
  112      16.52       12.14        12.14        12.14        12.14        12.14        12.14        12.14        12.14
  113      16.47       12.14        12.14        12.14        12.14        12.14        12.14        12.14        12.14
  114      20.75       12.54        12.54        12.54        12.54        12.54        12.54        12.54        12.54
  115      16.39       12.13        12.13        12.13        12.13        12.13        12.13        12.13        12.13
  116      12.52       12.52        12.52        12.52        12.52        12.52        12.52        12.52        12.52
  117      12.11       12.11        12.11        12.11        12.11        12.11        12.11        12.11        12.11
  118      12.11       12.11        12.11        12.11        12.11        12.11        12.11        12.11        12.11
  119      13.40       13.40        13.40        13.40        13.40        13.40        13.40        13.40        13.40
  120      12.09       12.09        12.09        12.09        12.09        12.09        12.09        12.09        12.09
  121      12.49       12.49        12.49        12.49        12.49        12.49        12.49        12.49        12.49
  122      12.08       12.08        12.08        12.08        12.08        12.08        12.08        12.08        12.08
  123      12.48       12.48        12.48        12.48        12.48        12.48        12.48        12.48        12.48
  124      12.07       12.07        12.07        12.07        12.07        12.07        12.07        12.07        12.07
  125      12.06       12.06        12.06        12.06        12.06        12.06        12.06        12.06        12.06
  126      12.46       12.46        12.46        12.46        12.46        12.46        12.46        12.46        12.46
  127      12.05       12.05        12.05        12.05        12.05        12.05        12.05        12.05          -
  128      12.45       12.45        12.45        12.45        12.45        12.45        12.45        12.45          -
  129      12.04       12.04        12.04        12.04        12.04        12.04        12.04        12.04          -
  130      12.03       12.03        12.03        12.03        12.03        12.03        12.03        12.03          -
  131      13.31       13.31        13.31        13.31        13.31        13.31        13.31        13.31          -
  132      12.02       12.02        12.02        12.02        12.02        12.02        12.02        12.02          -
  133      12.41       12.41        12.41        12.41        12.41        12.41        12.41        12.41          -
  134      12.01       12.01        12.01        12.01        12.01        12.01        12.01          -            -
  135      12.40       12.40        12.40        12.40        12.40        12.40        12.40          -            -
  136      12.00       12.00        12.00        12.00        12.00        12.00        12.00          -            -
  137      11.99       11.99        11.99        11.99        11.99        11.99        11.99          -            -
  138      12.38       12.38        12.38        12.38        12.38        12.38        12.38          -            -
  139      11.98       11.98        11.98        11.98        11.98        11.98        11.98          -            -
  140      12.37       12.37        12.37        12.37        12.37        12.37        12.37          -            -
  141      11.96       11.96        11.96        11.96        11.96        11.96          -            -            -
  142      11.96       11.96        11.96        11.96        11.96        11.96          -            -            -


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period  M-1 Cap (%)  M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%)  M-6 Cap (%)  B-1 Cap (%)  B-2 Cap (%)  B-3 Cap (%)
------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
        Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
  143      13.23       13.23        13.23        13.23        13.23        13.23          -            -            -
  144      11.95       11.95        11.95        11.95        11.95        11.95          -            -            -
  145      12.34       12.34        12.34        12.34        12.34        12.34          -            -            -
  146      11.93       11.93        11.93        11.93        11.93        11.93          -            -            -
  147      12.32       12.32        12.32        12.32        12.32          -            -            -            -
  148      11.92       11.92        11.92        11.92        11.92          -            -            -            -
  149      11.91       11.91        11.91        11.91        11.91          -            -            -            -
  150      12.31       12.31        12.31        12.31        12.31          -            -            -            -
  151      11.90       11.90        11.90        11.90        11.90          -            -            -            -
  152      12.29       12.29        12.29        12.29        12.29          -            -            -            -
  153      11.89       11.89        11.89        11.89          -            -            -            -            -
  154      11.88       11.88        11.88        11.88          -            -            -            -            -
  155      12.70       12.70        12.70        12.70          -            -            -            -            -
  156      11.87       11.87        11.87        11.87          -            -            -            -            -
  157      12.26       12.26        12.26        12.26          -            -            -            -            -
  158      11.86       11.86        11.86          -            -            -            -            -            -
  159      12.25       12.25        12.25          -            -            -            -            -            -
  160      11.85       11.85        11.85          -            -            -            -            -            -
  161      11.84       11.84        11.84          -            -            -            -            -            -
  162      12.23       12.23        12.23          -            -            -            -            -            -
  163      11.83       11.83          -            -            -            -            -            -            -
  164      12.22       12.22          -            -            -            -            -            -            -
  165      11.82       11.82          -            -            -            -            -            -            -
  166      11.81       11.81          -            -            -            -            -            -            -
  167      13.07       13.07          -            -            -            -            -            -            -
  168      11.80       11.80          -            -            -            -            -            -            -
  169      12.19       12.19          -            -            -            -            -            -            -
  170      11.79       11.79          -            -            -            -            -            -            -
  171      12.17         -            -            -            -            -            -            -            -
  172      11.77         -            -            -            -            -            -            -            -
  173      11.77         -            -            -            -            -            -            -            -
  174      12.15         -            -            -            -            -            -            -            -
  175      11.76         -            -            -            -            -            -            -            -
  176      12.14         -            -            -            -            -            -            -            -
  177      11.74         -            -            -            -            -            -            -            -
  178        -           -            -            -            -            -            -            -            -

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Interest Rate Swap Schedule

Swap Rate: 4.900%

               Period    Start Accrual   End Accrual   Swap Notional
               ------    -------------   -----------   -------------
                 1         5/3/2007       5/25/2007           -
                 2         5/25/2007      6/25/2007           -
                 3         6/25/2007      7/25/2007           -
                 4         7/25/2007      8/25/2007           -
                 5         8/25/2007      9/25/2007           -
                 6         9/25/2007     10/25/2007           -
                 7        10/25/2007     11/25/2007           -
                 8        11/25/2007     12/25/2007           -
                 9        12/25/2007      1/25/2008           -
                 10        1/25/2008      2/25/2008           -
                 11        2/25/2008      3/25/2008           -
                 12        3/25/2008      4/25/2008    603,199,884.81
                 13        4/25/2008      5/25/2008    577,661,011.11
                 14        5/25/2008      6/25/2008    553,211,928.46
                 15        6/25/2008      7/25/2008    529,805,805.90
                 16        7/25/2008      8/25/2008    507,397,837.21
                 17        8/25/2008      9/25/2008    485,945,152.95
                 18        9/25/2008     10/25/2008    465,367,584.21
                 19       10/25/2008     11/25/2008    445,673,620.46
                 20       11/25/2008     12/25/2008    337,101,399.93
                 21       12/25/2008      1/25/2009    316,922,608.26
                 22        1/25/2009      2/25/2009    303,721,276.99
                 23        2/25/2009      3/25/2009    291,150,017.79
                 24        3/25/2009      4/25/2009    279,064,559.24
                 25        4/25/2009      5/25/2009    267,491,039.73
                 26        5/25/2009      6/25/2009    165,428,393.99
                 27        6/25/2009      7/25/2009    152,606,938.24
                 28        7/25/2009      8/25/2009    146,534,869.06
                 29        8/25/2009      9/25/2009    140,739,618.47
                 30        9/25/2009     10/25/2009    135,195,792.45
                 31       10/25/2009     11/25/2009    129,801,776.19
                 32       11/25/2009     12/25/2009     69,323,054.57
                 33       12/25/2009      1/25/2010     60,451,968.30
                 34        1/25/2010      2/25/2010     58,336,604.16
                 35        2/25/2010      3/25/2010     56,320,127.94
                 36        3/25/2010      4/25/2010     54,415,347.41
                 37        4/25/2010      5/25/2010     52,498,522.61
                 38        5/25/2010      6/25/2010     47,200,966.63
                 39        6/25/2010      7/25/2010     42,735,181.49
                 40        7/25/2010      8/25/2010     41,326,467.38
                 41        8/25/2010      9/25/2010     39,964,083.02
                 42        9/25/2010     10/25/2010     38,669,573.28
                 43       10/25/2010     11/25/2010     37,372,342.64
                 44       11/25/2010     12/25/2010     34,150,073.27
                 45       12/25/2010      1/25/2011     31,407,149.47
                 46        1/25/2011      2/25/2011     30,412,023.28
                 47        2/25/2011      3/25/2011     29,461,901.61
                 48        3/25/2011      4/25/2011     28,539,563.76
                 49        4/25/2011      5/25/2011     27,644,289.88
                 50        5/25/2011      6/25/2011     26,775,373.86
                 51        6/25/2011      7/25/2011     25,932,123.41
                 52        7/25/2011      8/25/2011     25,113,852.74
                 53        8/25/2011      9/25/2011     24,319,904.82
                 54        9/25/2011     10/25/2011     23,549,628.64
                 55       10/25/2011     11/25/2011     22,802,386.87
                 56       11/25/2011     12/25/2011     22,076,706.68
                 57       12/25/2011      1/25/2012     21,373,672.69
                 58        1/25/2012      2/25/2012     20,680,372.19
                 59        2/25/2012      3/25/2012     20,019,987.63
                 60        3/25/2012      4/25/2012     19,379,593.04
                 61        4/25/2012      5/25/2012     18,758,635.13
                 62        5/25/2012      6/25/2012     18,156,573.31
                 63        6/25/2012      7/25/2012     17,572,879.53
                 64        7/25/2012      8/25/2012     16,995,129.56
                 65        8/25/2012      9/25/2012     16,447,176.61
                 66        9/25/2012     10/25/2012     15,916,056.84
                 67       10/25/2012     11/25/2012     15,401,291.87
                 68       11/25/2012     12/25/2012     14,902,414.95
                 69       12/25/2012      1/25/2013     14,418,970.84
                 70        1/25/2013      2/25/2013     13,943,742.45
                 71        2/25/2013      3/25/2013     13,490,148.37
                 72        3/25/2013      4/25/2013           -

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Interest Rate Cap Schedule

Cap Strike Rate: 7.250%

             Period   Start Accrual   End Accrual    Cap Notional
             ------   -------------   -----------   --------------
               1        5/3/2007       5/25/2007    945,819,208.71
               2        5/25/2007      6/25/2007    909,529,600.17
               3        6/25/2007      7/25/2007    874,414,900.24
               4        7/25/2007      8/25/2007    840,417,099.88
               5        8/25/2007      9/25/2007    807,482,848.61
               6        9/25/2007     10/25/2007    775,563,296.09
               7       10/25/2007     11/25/2007    744,613,925.16
               8       11/25/2007     12/25/2007    714,594,468.93
               9       12/25/2007      1/25/2008    685,468,532.20
               10       1/25/2008      2/25/2008    657,203,497.26
               11       2/25/2008      3/25/2008    629,777,758.88
               12       3/25/2008      4/25/2008           -

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

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                                     Page 32